SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2020

Dear Fellow Shareholder:

You are cordially invited to attend First Horizon National Corporation’s 2020 annual meeting of shareholders. We will hold the meeting on April 28, 2020 in the Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103, at 10:00 a.m. local time.

Transformation has been First Horizon’s theme for 2019. The company has continued to have strong loan and deposit growth across key markets and in specialty areas, and revenue growth and expense management have created profitability. Achievement of our cost savings goals has enabled us to make significant investments in technology and talent. Our sharpened focus on efficiency and agility will support our announced expansion into key markets in North Carolina, Virginia and Georgia through the acquisition of 30 branches, expected to be completed in second quarter 2020. In 2019, we unified our family of companies under the First Horizon brand, and our new brand promise puts understanding into action as we work to advocate for our customers. Finally, our upcoming merger of equals with IBERIABANK Corporation, expected to be completed in the first half of 2020, will create a leading regional financial services company with an expansive 11-state reach in high-growth, attractive markets across the combined company’s footprint. Even while accomplishing these strategic transformations, First Horizon has continued to receive recognition as a great banking organization and a great place to work. Highlights of 2019 include:

•	Announced merger of equals with IBERIABANK Corporation and acquisition of 30 branches in high growth markets.

•	2019 EPS of $1.38 (adjusted $1.66) compared to 2018 EPS of $1.65 (adjusted $1.41). [Non-GAAP results are reconciled to GAAP items in Appendix A.]

•	Balance sheet momentum with regional banking average loan growth of 9% and deposit growth of 9% compared to 2018, enhanced by the successful implementation of the merger with Capital Bank.

•	Unique business mix provides earnings contribution from countercyclical businesses and helps offset challenging rate environment: Fixed Income revenue up 52% and loans to mortgage companies up 133%.

•	Efficiency ratio improved by ~460 basis points compared to 2018 due to good expense discipline and implementation of cost saves.

•	Effective capital deployment supporting organic growth, share buybacks and dividends; total payout of 70% in 2019.

As First Horizon embarks on its 156th year, our Firstpower culture, with its emphasis on Accountability, Adaptability, Integrity and Relationships, continues to help us meet the challenges that we face. We are proud that First Horizon was recently named to the 2020 list of America’s Most JUST Companies, ranking third overall among banks. The inclusion of First Horizon on the JUST 100 list recognizes that financial performance and positive contributions to society can go hand-in-hand. The strength of our culture and the quality of our people have also been reaffirmed with top-employer recognition from Fortune, Forbes, Phoenix-Hecht, the National Association for Female Executives, the Bloomberg Gender-Equality Index, the Dave Thomas Foundation for Adoption, and Working Mother Magazine. Our Corporate Social Responsibility report, Here for Good, highlights our commitment to all our stakeholders—communities, employees, customers and shareholders.

Accompanying this letter are the formal notice of the annual meeting, our 2020 proxy statement and our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2019. Though it is being delivered to you with our proxy statement, the annual report to shareholders is not “soliciting material” under SEC Regulation 14A.

At the meeting, we will ask you to elect twelve directors; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2020. The accompanying proxy statement contains information about these matters.

Your vote is important. You may vote your proxy by telephone, over the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating, and returning the proxy card by mail (as directed on the proxy card). Even if you plan to attend the meeting, please vote your proxy by telephone or over the internet or return your proxy card as soon as possible.

Thank you for your continued support of First Horizon, and I look forward to seeing you at the annual meeting.

D. Bryan Jordan

Chairman of the Board,

President and Chief Executive Officer

Notice of Annual Shareholders’ meeting

April 28, 2020

10:00 a.m. Central Time

The annual meeting of the holders of First Horizon National Corporation’s common stock will be held on April 28, 2020, at 10:00 a.m. local time in the Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103.

The items of business are:

1.	Election of twelve directors to serve until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified. Note that if our proposed merger of equals with IBERIABANK Corporation is consummated, we expect three of the nominees for director named herein not to complete their full terms but to step down upon the closing of the proposed merger. See page 35 of the proxy statement for additional details.

2.	Vote on an advisory resolution to approve executive compensation (“say on pay”).

3.	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 28, 2020 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting.

This meeting does not relate to the Special Meeting of Shareholders that will be held in connection with our pending merger of equals with IBERIABANK Corporation. A separate proxy statement is being prepared and delivered, and a separate Special Meeting of Shareholders will be held, in connection with the pending merger.

Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 7 of the proxy statement.

Clyde A. Billings, Jr.

Senior Vice President, Assistant General Counsel
and Corporate Secretary

Memphis, Tennessee
March 16, 2020

IMPORTANT NOTICE

Please (1) vote your proxy by telephone (2) vote your proxy over the internet or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.

If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors and the advisory resolution to approve executive compensation (vote item nos. 1 and 2 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 8 of the proxy statement.

Proxy Statement for 2020 First Horizon National Corporation Annual Meeting

Proxy Summary

Please read the entire proxy statement before voting. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Page references are supplied to help you find further information in the proxy statement.

The Annual Meeting

Time and Date:	10:00 a.m. local time, April 28, 2020
Place:	The Auditorium of the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103
Record Date:	February 28, 2020
Common Shares Outstanding and Entitled to Vote on Record Date:	311,787,579
Internet Availability:	First Horizon uses the SEC’s “notice and access” rule. Notice of internet availability of proxy materials will be sent on or about March 16, 2020.

Vote Items

	Matter	Board Recommendation	Page Reference
Vote Item 1	Election of directors. We are asking you to elect the 12 nominees named in this proxy statement as directors for a one-year term. Note that if our proposed merger of equals with IBERIABANK Corporation is consummated, we expect three of the nominees for director named herein not to complete their full terms but to step down upon the closing of the proposed merger. See page 35 of the proxy statement for additional details.	FOR each director nominee	35
Vote Item 2	Advisory resolution on executive compensation. In accordance with SEC rules, we are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	43
Vote Item 3	Ratification of appointment of auditors. We are asking you to ratify the appointment of KPMG LLP as our auditors for 2020.	FOR	45

2019 Performance Highlights

Financial Overview

Disciplined Organic Loan & Deposit Growth Drove Excellent Returns in 2019

We grew average loans by 7% and average deposits by 5% in 2019. Loan growth was strongest in the “specialty” commercial lending category, led by loans to mortgage companies. Our net interest margin for the year declined only 0.17% despite federal interest rate reductions totaling 0.75%, while our net charge-off ratio for loans remained very low at 0.09% for the year. In 2019 our fixed income business increased its noninterest income by 69%, and its average daily revenue by 72%, taking advantage of market volatility and falling rates in 2019. During our last Investor Day conference, late in 2018, we presented our “outlook” for 2019. The outlook included two key measures that we use to manage our businesses: return on assets (“ROA”) of 1.20%, and return on tangible common equity (“ROTCE”) of 17%. Our outlook was announced before the Federal Reserve reversed its interest rate policy, from raising rates four times in 2018 to lowering rates three times in 2019. Results for those measures in 2019 are presented below, along with two other commonly-followed measures: return on common equity (“ROCE”) and earnings per share (“EPS”).

2019 Financial Highlights

ROA / Adj ROA* 1.08% / 1.30% Outlook for 2019: 1.20%	ROCE / Adj ROCE* 9.60% / 11.59%	ROTCE / Adj ROTCE* 14.71% / 17.60% Outlook for 2019: 17%	EPS / Adj EPS* $1.38 / $1.66

In 2019, our adjusted results surpassed our outlook. Key contributors to this success were organic loan and deposit synergies stemming from the Capital Bank merger in 2017, organic loan and deposit growth in our other markets, and disciplined lending and pricing practices.

*ROTCE and adjusted results differ from results reported using generally accepted accounting principles (GAAP). The impacts of merger and restructuring expenses and certain other notable items have been excluded from 2019 adjusted results. Non-GAAP results are reconciled to GAAP items in Appendix A.

Long-Term Financial Results: 2015-2019

EPS
$1.66
$1.38
$0.81
$0.34
2015
2019
Reported
Adjusted
EPS up 306% reported, 105% adjusted

ROA
1.30%
1.08%
0.81%
0.38%
2015
2019
Reported
Adjusted
ROA up 184% reported, 60% adjusted

ROCE
11.59%
9.60%
8.73%
3.64%
2015
2019
Reported
Adjusted
ROCE up 164% reported, 33% adjusted

ROTCE
17.60%
14.71%
9.18%
3.97%
2015
2019
Reported
Adjusted
ROTCE up 271% reported, 85% adjusted

Efficiency Ratio
90%
74%
66%
60%
2015
2019
Reported
Adjusted
Efficiency improved by 24 points reported, 14 points adjusted

Annual Dividend
$0.56
$0.24
2015
2019
Dividend rate more than doubled

Strategic Transactions

30-Branch Acquisition

In the fourth quarter of 2019 we announced an agreement to purchase 30 branches in North Carolina (20), Virginia (8), and Georgia (2). We expect the branch acquisition to close in the second quarter this year. Along with the branch locations, we will acquire approximately $0.4 billion of loans and assume approximately $2.4 billion of deposits. The branch transaction will expand our presence in several attractive southeastern markets. The transaction is subject to customary closing conditions.

IBERIABANK

In the fourth quarter of 2019 we announced a merger of equals transaction with IBERIABANK Corporation (“IBKC”), which is the parent company of IBERIABANK based in Lafayette, Louisiana. The combined company, on a September 30, 2019 pro-forma basis and including the 30-branch acquisition, would have had $78 billion in assets, $59 billion in deposits, and $55 billion in loans. A special meeting of our shareholders to vote on the IBKC transaction, including related amendments to our corporate charter, is expected to be held during the second quarter of 2020. None of the matters to be considered at our 2020 regular annual meeting, or discussed in this proxy statement, relate directly to the IBKC transaction. The IBKC transaction is subject to approval by shareholders of both companies, regulatory approvals, and other customary closing conditions. Currently we expect the IBKC merger to close in the second quarter of 2020.

Compensation Highlights (detailed discussion begins on page 48)

Our compensation policies and practices are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. We strive to link pay to Company performance for all executive officers, including our CEO. Our compensation practices embrace many best practice corporate governance principles.

Practices We Employ Include	Practices We Avoid or Prohibit Include

   Performance-based (at-risk) and stock-based pay emphasized

   Performance measures drive shareholder value

   Performance measures emphasize controllable outcomes for which management is accountable

   Committee use of independent compensation consultant

   Meaningful share ownership requirements require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met

   Double-trigger on change in control features and agreements (change in control event plus qualifying termination)

   Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

   Tax gross-up features*

   Stock option repricings

   Discount-priced stock options

   Single-trigger change in control payouts

   Employment agreements

   Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)

*	An excise tax gross-up feature is grandfathered in certain older change in control severance agreements, but has not been used in new agreements since 2008.

Governance Highlights (a detailed discussion begins on page 10)

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are listed below.

Proxy access

Annual director elections

Majority voting

Independent Lead Director

12 of 14 current directors are independent

Board refreshment: 5 new directors in the last 6 years

Clawback policy

Stock ownership guidelines for directors and executives

Corporate Social Responsibility report, Here for Good

Our Awards

First Horizon always strives to be Here for Good. We’re honored by the recognition awarded us for our efforts. We are especially proud of the praise we have received for our community service and family-friendly work environment. Here are some of our honors:

World’s Best Banks List

Forbes Magazine, 2019

America’s Best Large Employers List

Forbes Magazine, 2019

Top 50 Companies for Executive Women

National Association for Female Executives, 2019 (received in 2009, and every year since 2012)

Top 100 America’s Most JUST Companies for Corporate Citizenship

Forbes Magazine and JUST Capital, 2019

100 Best Adoption-Friendly Workplaces in America

Dave Thomas Foundation for Adoption, 2019 (every year since 2009)

Diversity Best Practices Inclusion Index

Working Mother Magazine, 2019 (also 2018)

Bloomberg Gender-Equality Index

Bloomberg, 2019 (also 2018 and 2020)

Best Workplaces in Finance and Insurance

Fortune Magazine, 2019

Phoenix-Hecht 2019 Middle Market Quality Index

Excellence in Middle Market Banking

2020 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

2020 Annual Meeting & Proxy Statement—General Matters

Purpose of the Annual Meeting of Common Shareholders

Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect twelve directors; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2020.

Date, Time & Place of the Annual Meeting

The annual meeting of the holders of our common stock will be held on Tuesday, April 28, 2020 at 10:00 a.m. local time in the Auditorium at the First Horizon Building, 165 Madison Avenue, Memphis,

Tennessee 38103. To obtain additional information or directions to be able to attend the meeting and vote in person, contact our Corporate Communications office at 866-365-4313.

Terms Used in this Proxy Statement

In this proxy statement, First Horizon National Corporation is referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries are referred to collectively as “the company.” The term “shares” means First Horizon’s common stock, and the term “shareholders” means the holders of that common stock, unless otherwise clearly stated. In addition, the notice of the 2020 annual meeting of shareholders, this proxy statement, our annual report to shareholders for the year ended December 31, 2019, and the proxy card are referred to as our “proxy materials.” Though the annual report to shareholders is included in the term “proxy materials,” it is not “soliciting material” under SEC Regulation 14A.

Internet Availability of Proxy Materials

We use the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 16, 2020, we sent to most of our shareholders by mail or e-mail a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card, and you cannot use it to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each of the separate voting instructions that you received for your shares of common stock held in each of your different accounts.

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2020 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

Voting by Proxy & Revoking your Proxy

The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you do not attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:

FOR:

1.	Election of twelve directors to serve until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified. Note that if our proposed merger of equals with IBERIABANK Corporation (“IBKC”) is consummated, we expect three of the nominees for director named herein not to complete their full terms but to step down upon the closing of the proposed merger. See page 35 for additional details.

2.	Approval of an advisory resolution to approve executive compensation (“say on pay”).

3.	Ratification of the appointment of auditors.

Solicitation of Proxies

First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our employees to solicit proxies from the shareholders, either personally or by telephone, letter or e-mail, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Morrow Sodali LLC solicit individual holders of record.

Quorum & Vote Requirements

Except for our depositary shares (each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013), which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 311,787,579 shares of common stock outstanding and entitled to vote as of February 28, 2020, the record date for the annual meeting.

Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on the vote items.

The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy in the “Corporate Governance & Board Matters” section of this proxy statement beginning on page 10. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

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2020 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

The affirmative vote of a majority of the votes cast is required to approve the advisory resolution on executive compensation and to ratify the appointment of auditors.

Effect of Not Casting Your Vote

Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors and the advisory resolution to approve executive compensation (vote items 1 and 2 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (vote item 3).

Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.

Duplicate Mailings & Householding

Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.

Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Equiniti Trust Company (EQ), by phone toll-free at 1-877-536-3558, or by mail to EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as

“householding.” (Householding does not apply to either the proxy card or the notice of internet availability of proxy materials.) If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, EQ, by phone toll-free at 1-877-536-3558 or by writing to it at EQ Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting EQ using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number. Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2020 annual meeting, you may pick up copies in person at the meeting in April or download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our

2020 PROXY STATEMENT | 8

2020 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

website or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. You may also request that additional copies be mailed by calling our Corporate Communications department at

1-866-365-4313. However, we cannot guarantee you will receive mailed copies before the 2020 annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2020.

This proxy statement, our proxy card, and our annual report to shareholders are available at https://ir.fhnc.com/financialdocs.

2020 PROXY STATEMENT | 9

CORPORATE GOVERNANCE & BOARD MATTERS

Corporate Governance & Board Matters

In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has fourteen members. All of our directors are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary.

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.

Corporate Governance Highlights

•	Annual director elections. All our directors are elected by our shareholders every year.

•	Majority voting and director resignation policy. Our directors are elected by a majority of the votes cast in uncontested elections (plurality vote in contested elections), and we have adopted a director resignation policy for directors who do not receive the affirmative vote of a majority of the votes cast.

•	Independence. Ten of our 12 director nominees are independent under the NYSE listing standards.

•	Proxy access. We adopted a proxy access bylaw that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our Bylaws.

•	Board refreshment. Our Board values fresh perspectives. Over the past six years, we have added five new directors to our Board. Average tenure on our Board is just over nine years.

•	Shareholder engagement. Dialogue with our shareholders is a critical part of our company’s success. Our Investor Relations area with executive management regularly conducts ongoing dialogue with our shareholders via one-on-one conversations, conferences, road shows, on-site visits and the like. Additionally, we communicate financial and strategic matters through public disclosures such as quarterly earnings presentations, analyst packets and SEC filings.

•	Lead Director. Independent director Colin V. Reed serves as the Lead Director. The principal duties of the Lead Director are specified in the Corporate Governance Guidelines.

•	Other directorships. None of our current directors serves on more than two public company boards other than First Horizon; thirteen of our fourteen current directors serve on one or no other public company boards.

•	Clawback. Our Compensation Recovery Policy (commonly known as a “clawback” policy) makes performance compensation paid based on erroneous financial data recoverable if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain other misconduct occurs, such as fraud or certain competitive activities, or if grant or payment of an award was based on erroneous financial data or if a termination for cause occurs.

•	Stock ownership guidelines. Our guidelines set forth our expectation that non-employee directors own five times their annual cash base retainer in First Horizon stock and executive officers own between two and six times their salary in First Horizon stock, depending on their position. See pages 57 for additional details about the guidelines.

2020 PROXY STATEMENT | 10

CORPORATE GOVERNANCE & BOARD MATTERS

•	Individual director evaluations. Each year, the Nominating & Corporate Governance Committee evaluates the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination. The company implemented a policy in 2019 whereby at least every three years, in lieu of the evaluation by the Nominating & Corporate Governance Committee, the company engages a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. See pages 35-36 for additional detail on this process.

•	Hedging. Company policy prohibits directors and executive officers from hedging with respect to First Horizon stock. See page 12 for additional details.

2020 PROXY STATEMENT | 11

CORPORATE GOVERNANCE & BOARD MATTERS

Key Corporate Governance Documents

Our Board has adopted the following key corporate governance documents. All of these are available, along with several other governance documents, such as our compensation recovery policy, stock ownership guidelines, and committee charters, on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.

Corporate Governance Guidelines. The Guidelines provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions.

Code of Business Conduct and Ethics. This code sets forth the overarching principles that guide the conduct of every aspect of our business. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.

Code of Ethics for Senior Financial Officers. This code promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website.

We have also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

Policy on Hedging

First Horizon has a policy that prohibits all “pre-clearance persons” from engaging in any activity that hedges an economic interest in First Horizon or Bank stock, unless approved by the CEO or General Counsel, or a designee, in accordance with the policy. To date, no such approval has been granted. For this purpose, a hedge includes any transaction, position, or financial instrument which offsets or ameliorates any decrease in the market value of First Horizon or Bank stock beneficially owned by the pre-clearance person, including any shares owned directly or indirectly as well as any unvested, deferred, or otherwise restricted stock-based awards. “Pre-clearance persons” consist of all executive officers, all First Horizon and Bank directors, all members of the

CEO’s executive management committee, and certain additional employees.

When a person first becomes a pre-clearance person, the person is required to inform the General Counsel of all derivative and short holdings, including any position that would constitute a hedge, which would violate the policy or the procedures if undertaken while the person has pre-clearance person status. Each pre-clearance person further is required to pre-clear any change in his or her derivative and short holdings from time to time other than a change caused by expiration due solely to the passage of time.

Director Resignation Policy

Our Board has adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender,

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including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating & Corporate Governance Committee did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them.

This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Recent ESG Enhancements

First Horizon made several enhancements to its environmental, social and governance practices between late 2018 and early 2020. These are outlined below.

Adoption of human rights statement and social issues statements (2020). First Horizon’s human rights statement reflects our respect for individual human rights and commitment to operate our company in an environment where everyone is treated with dignity. Our other social issues statements address other areas of shareholder and stakeholder concern, including diversity and inclusion and data privacy and cybersecurity.

Adoption of code of conduct for suppliers (2020). This code establishes the business conduct expectations for the company’s suppliers (i.e., third parties that provide goods or services to First Horizon). First Horizon expects its suppliers to comply with applicable laws and regulations and act ethically in all matters related to doing business with the company.

Adoption of proxy access (2019). Our proxy access bylaw allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our Bylaws.

Enhanced commitment to corporate social responsibility (2018). Our inaugural Corporate Social Responsibility (CSR) report, Here for Good, which highlights the company’s impact on and outlines its commitment to its communities, employees, and customers, was published in late 2018; an updated report is expected to be published in first quarter 2020. The report is available on our website and details First Horizon’s initiatives focused on promoting social and environmental responsibility, building stronger communities, and practicing sound corporate governance. We also established an internal Corporate Social Responsibility Committee, which reviews, directs and guides the company’s environmental, social and governance efforts. The CSR committee provides the CEO, Board of Directors and Executive Management Committee with periodic reports on CSR activities and ESG initiatives. This committee is composed of senior leaders appointed by the CEO and led by the Chief Communications Officer.

Update to individual director evaluation process (2019). Our individual director evaluation process was updated in 2019 to provide that at least every three years, in lieu of the regular evaluation of the directors conducted by the Nominating & Corporate Governance Committee, the company will engage a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve.

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Independence & Categorical Standards

Independence

Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating & Corporate Governance Committee and the Audit Committee of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading “The Compensation Committee—In General” below in this proxy statement. Our Board specifically considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee. Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that twelve of our current non-employee directors (Messrs. Burdick, Compton, Emkes, Foss, Gilchrist, Niswonger, Reed, Subramaniam and Yancy and Mses. Davidson, Palmer and Stewart) are independent under the NYSE listing standards. The Nominating & Corporate Governance Committee and the Board determined that all transactions and relationships with each director identified above as independent fell within our categorical standards. Neither Mr. Jordan, as our Chief Executive Officer, nor Mr. Taylor, who was employed by First Horizon until November 2019 pursuant to an employment agreement entered into in connection with our merger with Capital Bank Financial Corp., is independent.

The categorical standards established by the Board, which were last revised in 2010, are set forth below and are also available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Director Transactions by Category or Type

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•	Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all independent directors except Messrs. Burdick and Gilchrist and Ms. Stewart); treasury management products (Messrs. Niswonger and
Subramaniam); loans (including mortgage loans), letters of credit, guaranties, credit cards and/or other lines of credit (Messrs. Foss, Niswonger, Reed, Subramaniam and Yancy and Mmes. Davidson and Palmer); investment advisory services (Mr. Niswonger); broker/dealer services (Messrs. Emkes, Niswonger, Reed and Yancy); financial planning (Mr. Reed); trust services (Mr. Compton); insurance brokerage (Messrs. Niswonger, Reed and Yancy); safe deposit boxes (Mr. Niswonger); purchasing card services (Mr. Niswonger) and currency exchange (Mr. Compton).

•	Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the company:

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package delivery and print services (Mr. Subramaniam); hotel lodging for business travel by employees of the company (Messrs. Niswonger and Reed); venues for business development and for holding seminars and other corporate functions (Mr. Reed); restaurant meals for business purposes (Mr. Reed).

•	Sale to an entity affiliated with a director of real property in the ordinary course of business and on non-preferential terms, in a transaction whose dollar amount was well below the threshold to be considered a related party transaction as defined in our procedures. (Mr. Niswonger).

•	Charitable contributions by the company or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (Mses. Davidson and Palmer and Messrs. Burdick, Compton, Emkes, Foss, Gilchrist, Niswonger, Subramaniam, and Yancy).

•	Employment by the company in a non-executive position of an immediate family member of a director (Mr. Yancy).

Categorical Standards

Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.	Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.	An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.
3.	Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.	Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

5.	All compensation and benefits provided to non-employee directors for service as a director.

6.	All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated

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employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Board Leadership Structure & Role in Risk Oversight

Leadership Structure

Evolution of Leadership Structure

First Horizon’s Board leadership structure has evolved significantly over the years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. Under the Bylaws, the position of Chairman of the Board was at that time an executive officer position, but in 2009, the Board adopted amendments to the Bylaws that made the position of Chairman of the Board a non-officer position. In 2012, the Board elected Mr. Jordan, our President and CEO, as Chairman of the Board as well.

Current Leadership Structure

Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its affairs.

Mr. Reed, who is independent under the listing standards of the NYSE, is currently serving as Lead Director for the Board. The Lead Director’s responsibilities include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another independent director to preside) at executive sessions of the Board; taking any actions he deems necessary or appropriate in connection with

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the Board and committee self-evaluation process (including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.

We believe that our current board leadership structure, with a combined CEO and Chairman position and with a separate Lead Director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for the company so that the company maintains a unified message and strategic direction.

The combined CEO/Chairman position is counterbalanced by our strong Lead Director position, currently held by Mr. Reed, who is also chair of the Executive & Risk Committee of the Board. The Lead Director, who has the responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions with no members of management present, thereby providing an opportunity for the independent directors to discuss their views freely; the executive sessions of the Board are generally presided over by the Lead Director (or his designee, if he cannot attend). All four regular meetings of the Board in 2019 concluded with such an executive session. The Board itself has a high degree of independence, with 12 of the 14 directors qualifying as independent under the NYSE listing standards. In addition, the Board values the fresh perspectives brought by new directors: over the past six years, we have added five new directors to our Board.

We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it remains the most appropriate one for the company. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of Chairman and CEO in the past and will consider doing so in the future should circumstances arise that make such separation appropriate.

Impact of potential merger of equals

In the fourth quarter of 2019 we announced a merger of equals transaction with IBERIABANK Corporation (“IBKC”). If the proposed merger is consummated, the merger agreement provides that Mr. Jordan will continue to serve as President and Chief Executive Officer of the combined company and the combined bank, and Daryl G. Byrd, current President and Chief Executive Officer of IBKC, will become the Executive Chairman of the Boards of Directors of the combined company and the combined bank until the second anniversary of the closing date (or any such earlier date as of which Mr. Byrd ceases for any reason to serve in the position of Executive Chairman). At that time Mr. Jordan will succeed Mr. Byrd as the Chairman of the Boards of Directors of the combined company and the combined bank. The merger agreement also provides that until Mr. Jordan succeeds Mr. Byrd as Chairman of the Board of Directors of the combined company and the combined bank, the Lead Director of the Boards of Directors of the combined company and the combined bank will be an independent director chosen by the continuing First Horizon directors from among the continuing First Horizon directors. Following the date on which Mr. Jordan succeeds Mr. Byrd as Chairman and until the third (3rd) anniversary of the closing date, the Lead Director will be an independent director chosen by the majority of the continuing IBKC directors from among the continuing IBKC directors, and thereafter will serve in that capacity until replaced by a majority vote of the entire Board of Directors of the combined company.

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Board Role in Risk Oversight

As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. Our risk management processes are reflected in a Board policy on risk management governance and in a Board statement of strategic objectives and risk appetite. The policy delegates primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. The role of that Committee, as well as that of the Audit, Compensation, and Trust Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each committee reports regularly to the full Board concerning risk.

Executive & Risk Committee

The Executive & Risk Committee’s charter authorizes and directs the Committee to assist the Board in its oversight of (i) the establishment and operation of our enterprise risk management framework, including policies and procedures establishing risk management governance, risk management procedures, risk control infrastructure, and processes and systems for implementing and monitoring compliance with the framework with respect to the management of credit, market, operational, liquidity, interest rate sensitivity, capital and equity investment risks, including emerging risks, (ii) the adoption, implementation and periodic review of significant risk management and compliance policies and (iii) our risk appetite statement. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on our business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures; to review periodically with management regulatory correspondence and actions; to review and approve First Horizon’s stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies and periodically review such policies, as appropriate. The Committee’s charter specifically states that the Committee may meet separately in executive session with the Chief Risk

Officer as often as the Committee deems necessary or appropriate.

In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. The Committee charter requires the Committee to advise the Chief Audit Executive (who has responsibility for the Credit Assurance Services department) that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Credit Assurance Services department and management’s responses thereto; to approve the department’s Annual Review Plan and schedule of activities; to meet quarterly with the Chief Audit Executive in separate executive session to discuss any matters that the Committee or the Chief Audit Executive believes should be discussed privately; and to review the Annual Credit Assurance Services department Statement of Independence.

Federal Reserve regulations previously required the company to have a risk committee that is chaired by a director who is independent as defined in the regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” The regulations were recently amended and no longer require the company to have a risk committee meeting the requirements outlined above. Nevertheless, the company intends to continue voluntarily to comply with these requirements as a matter of prudent risk management, and the Executive & Risk Committee currently meets these requirements. If the proposed merger with IBKC is consummated, we expect that these requirements, as well as others impacting the company’s risk management, will be applicable to the company once again, and the company’s risk management structure will change accordingly.

Audit Committee

Other Board committees play a role in First Horizon’s risk management processes as well. In accordance with the NYSE listing standards and its charter, the Audit Committee receives reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. Pursuant to its charter, the Audit Committee also reviews employee complaints or material reports or inquiries received from

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regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements.

Compensation Committee

The Compensation Committee is responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs or arrangements. Additional information about the Committee’s role in risk management is included under the heading “The Compensation Committee—Compensation Risk” on page 26.

Trust Committee

The Trust Committee, which is a committee of the Bank’s Board, is responsible for overseeing the fiduciary activities of the Bank, including risks arising in connection with such activities. The Trust Committee receives reports from management of the Trust Division and any other units operating pursuant to the fiduciary powers of the Bank regarding fiduciary account records and the investment and distribution of fiduciary account funds.

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Board Committees

Committee Charters & Committee Composition

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive & Risk Committee, the Information Technology Committee and the Nominating & Corporate Governance Committee. The charter of each of these committees is currently available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee are each composed of directors who are independent, as defined above under the heading “Independence & Categorical Standards” beginning on page 14. The chair of the Executive & Risk Committee is also independent, as defined by the Federal Reserve regulations that govern risk committees. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2019 until the filing of this proxy statement unless otherwise indicated in the notes following the table.

2019 Committees of the Board

Audit Committee	Compensation Committee	Executive & Risk Committee	Information Technology Committee	Nominating & Corporate Governance Committee
Mr. Burdick(1) Ms. Davidson(1) Mr. Emkes (chair) Mr. Foss(2) Ms. Stewart Mr. Yancy	Mr. Burdick(1) Mr. Compton Mr. Emkes Ms. Palmer (chair) Mr. Reed Mr. Subramaniam(1)	Mr. Compton Mr. Gilchrist Mr. Jordan Mr. Niswonger(2) Ms. Palmer Mr. Reed (chair) Mr. Taylor	Ms. Davidson(1) Mr. Emkes Mr. Gilchrist Ms. Stewart (chair) Mr. Subramaniam	Mr. Compton (chair) Mr. Foss(2) Mr. Gilchrist Mr. Niswonger(2) Mr. Subramaniam

(1)	Mr. Burdick and Ms. Davidson became directors and members of the committees indicated on January 28, 2019. Mr. Subramaniam became a member of the Compensation Committee on April 23, 2019.
(2)	Messrs. Foss and Niswonger will not be standing for reelection at the April 2020 annual meeting but will be retiring at that time.

Mr. Yancy also serves as chair of the Trust Committee, a standing committee of the Bank on which Ms. Stewart also serves and on which Mr. Niswonger will also serve until his retirement at the April 2020 annual meeting.

Mr. Emkes was the chair of the Trust Audit Committee, a standing committee of the Bank on which all the other members of the Audit Committee listed above also served, until January 28, 2020. As of that date, the Trust Audit Committee was dissolved. For additional details, please see “The Audit Committee” beginning on page 21. Mr. Subramaniam served as a member of the Audit and Trust Audit Committees until April 23, 2019.

If the proposed merger with IBKC is consummated, the merger agreement provides that, for a period of three years following completion of the merger, each committee of the board of the combined company and of the combined bank will, to the fullest extent practicable, have at least five members, and each such committee will have one more continuing First Horizon director than continuing IBKC director. The merger agreement also contains provisions concerning the chairs of the Compensation Committee and the Executive & Risk Committee of the combined company and combined bank.

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The Audit Committee

Overview

The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended in 2019 to reflect the change in the Bank’s name and conversion from a national bank to a Tennessee state chartered bank. In 2019, the Committee met seven times and took action by written consent once for the principal purpose of executing its responsibilities under the Committee’s charter. Two of those meetings concluded with an executive session during which management was not present.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

In accordance with regulations of the Office of the Comptroller of the Currency requiring national banks to have a separate fiduciary audit committee, the Bank formerly had a Trust Audit Committee (whose members were the same as those of the Audit Committee), which carried out a risk oversight role with respect to the fiduciary activities of the Bank. Since the Bank is no longer a national bank, it is no longer subject to this requirement, so the Trust Audit Committee was dissolved in January 2020. The Internal Audit Department continues to conduct fiduciary audit activities as appropriate in the usual course of its audit work, and the Audit Committee oversees those activities.

Audit Committee Financial Experts

Mr. Burdick. The Board of Directors has determined that Kenneth A. Burdick (member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Burdick received his Bachelor of Arts in American Studies from Amherst College and law degree from the University of Connecticut School of Law. Over the course of his 40 year career in healthcare, Mr. Burdick served in various positions with Cigna, UnitedHeathcare and Blue Cross and Blue Shield of Minnesota, culminating in his service as Chief Executive Officer and a director of WellCare Health Plans, Inc. (“WellCare”) from 2015 until January 23, 2020. On that date, Centene Corporation (“Centene”) acquired WellCare, and Mr. Burdick became Centene’s Executive Vice President of Products and Markets. Centene, a Fortune 100 company with approximately $74.6 billion in total revenue and managed care membership of approximately 15.2 million in 2019, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs. In 2019, WellCare had approximately $20.4 billion in total revenue and about 5.5 million members nationwide and was among the largest managed care organizations providing Medicaid managed care services plans, MA Plans and PDPs, as measured by membership. As CEO of WellCare, Mr. Burdick was responsible for the financial statements of the company. He actively supervised the company’s chief financial officer, who reported directly to him, regularly reviewing the company’s results in detail and discussing with the CFO issues relating to its financial statements, including issues relating to its estimates, accruals and reserves. He was an active member of WellCare’s Risk Management group, whose oversight responsibilities include accounting risks. He met quarterly with Deloitte to discuss financial statement and accounting matters and annually signed a certificate for WellCare in connection with the certification process for the Sarbanes-Oxley Act and a management representation letter for Deloitte in connection with Deloitte’s audit of the financial results of WellCare (the financial statements of which were audited in accordance with generally accepted accounting principles). Mr. Burdick has served on First Horizon’s Audit Committee since 2019.

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Mr. Emkes. The Board of Directors has determined that Mark A. Emkes (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Emkes received his Bachelor of Arts in Economics from DePauw University and his Masters of Business Administration in International Management from the Thunderbird School of Global Management. Over the course of his career, Mr. Emkes served in various positions with Tokyo-based Bridgestone Corporation, including as President and Managing Director of Bridgestone Firestone Mexico and of Bridgestone Firestone Brazil, President of Bridgestone Latin America, and Chairman and CEO of Bridgestone North America.

In each of these positions, he actively supervised the divisional chief financial officer, who reported directly to him, and he reviewed financial results regularly. His service with Bridgestone culminated in his position as Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc., a company with approximately $12 billion in annual revenue, and as a director of its parent company, Bridgestone Corporation. As CEO of Bridgestone Americas, Inc., Mr. Emkes was responsible for the financial statements of the subsidiary, and he actively supervised the CFO, regularly reviewing results in detail and discussing with the CFO issues relating to the subsidiary’s financial statements, including issues relating to its estimates, accruals and reserves. He annually signed a certificate for Bridgestone Corporation in connection with the certification process for Japan’s version of the Sarbanes-Oxley Act and a management representation letter in connection with the audit of the financial results of Bridgestone Corporation (the financial statements of which were audited in accordance with generally accepted accounting principles). For part of Mr. Emkes’s tenure at Bridgestone Americas, the internal audit division reported to him. Most recently, Mr. Emkes served as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he retired from in May 2013. Mr. Emkes has served on First Horizon’s Audit Committee since 2008.

Messrs. Burdick and Emkes meet in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report

The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2019. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2019. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in

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Rule 3200T). Finally, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.

While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Messrs. Burdick and Emkes are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee currently devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Mark A. Emkes, Chair

Kenneth A. Burdick

Wendy P. Davidson

Peter N. Foss

Cecelia D. Stewart

Luke Yancy III

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The Compensation Committee

In General

The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers and members of the CEO’s executive management committee, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors in 2019 to reflect the change in the Bank’s name and conversion from a national bank to a Tennessee state chartered bank.

The members of the Committee are independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the directors (other than Messrs. Jordan and Taylor), including those who serve on the Committee, the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

Processes & Procedures Regarding Executive & Director Compensation

The Committee’s Authority

The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, to set the CEO’s compensation level based on this evaluation, and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers and members of the CEO’s executive management committee. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws, regulations and listing standards relating to (1) appropriate management of the risks associated with incentive compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either of the above or with the compensation of any other employees or directors. The Committee may not delegate any of the substantive authority described

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in this paragraph related to executive and director compensation to any other persons. In 2019, the Committee met four times for the principal purpose of executing its responsibilities under the Committee’s charter; all four of the meetings included an executive session during which management was not present.

Director Compensation

The Committee periodically conducts a review of our director compensation program. The last comprehensive review took place in 2019. During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. As a result of the most recent review process, several changes were made and took effect in April 2019. A complete description of our current director compensation program can be found under the heading “Director Compensation” beginning on page 87 of this proxy statement.

Executive Compensation

The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO participates in establishing his personal plan, but otherwise is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself as well as for members of the CEO’s executive management committee. Other compensation matters (bonus, equity awards, etc.) involving these officers are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses a consultant in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all proposals and makes recommendations to the Committee.

Benefit Programs and Plans

Management monitors and considers benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are considered by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.

Use of Consultants

Management uses a national compensation consulting firm to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for non-qualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets industry. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed.

In 2019, management continued its engagement of McLagan as its primary advisor for executive and director compensation matters. Among other things, management directed McLagan to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical

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accounting, tax, securities law and market developments and trends relating to executive and director compensation. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements. Management also engages other advisers from time to time to provide expertise in executive and director compensation matters.

In 2019, the Compensation Committee continued its engagement of Frederic W. Cook & Co., Inc. (“FW Cook”) to provide it with independent analysis and advice on executive compensation-related matters. Among other things, FW Cook assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. The Committee specifically directed FW Cook to undertake no work on behalf of management, and the firm has no other relationships with the company or management.

The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:

•	the provision of other services to the company by the person that employs the adviser;
•	the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;
•	the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;
•	any business or personal relationship of the adviser with a member of the Committee;
•	any stock of the company owned by the adviser; and
•	any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company.

The Committee has assessed the independence of FW Cook and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that FW Cook (and the individual adviser that FW Cook employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by FW Cook has raised any conflict of interest and has concluded that no such conflict of interest exists.

Compensation Risk

Management and the Committee seek to balance several competing corporate goals: to motivate employees to achieve key goals through appropriate risk-taking; to avoid incenting inappropriate risk-taking and reinforce risk management practices; to promote retention in the face of efforts by competitors to hire away our talent; and to comply with regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive and other compensation plans.

As part of the 2019 review, management conducted a risk and culture assessment of the top three tiers of management. This “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations. The results of this assessment, which management judged to be satisfactory, were reported to the Committee in 2020.

In 2019 senior management measured achievement using risk-adjusted return on capital and economic profit. These performance measures adjust profit for risk and measure profit net of the cost of capital employed. This approach has been applied to individual business lines and products, among other things, and it discourages business activities which entail risk or capital usage disproportionate to expected profit and encourages activities whose profit is at least commensurate with risk and capital usage. Our focus on these metrics is intended to drive capital-efficient, risk-appropriate, and therefore superior performance over the long term. This focus is directly supportive of our risk management goals and practices.

Other risk management features employed in various performance and retention incentives include a qualitative risk assessment used in annual personal plan performance, which can directly impact annual bonus and salary decisions; use of a mandatory deferral feature for many incentives; forfeiture of equity awards for termination for cause and certain misconduct; clawback of previously-paid awards for certain types of misconduct; and corrective clawback for incentive awards if payment is based on erroneous data.

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Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned “Compensation

Discussion & Analysis” beginning on page 48. Based on that review and discussion, the Compensation Committee recommended to our Board that the “Compensation Discussion & Analysis” section be included in this proxy statement.

Compensation Committee

Vicki R. Palmer, Chair

Kenneth A. Burdick

John C. Compton

Mark A. Emkes

Colin V. Reed

Rajesh Subramaniam

The Executive & Risk Committee

The Executive & Risk Committee was established by our Board of Directors and operates under a written charter. The charter was last amended and restated in 2019 to make minor clarifying changes and to reflect the change in the Bank’s name and conversion from a national bank to a Tennessee state chartered bank. The Committee met seven times during 2019.

The Board has delegated primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. Additional information on the Committee’s risk-related duties is available under the heading “Board Role in Risk Oversight—Executive & Risk Committee” beginning on page 18 above. As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve (1) the acquisition of control of any bank; (2) other acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $150 million, or as to which the total assets being acquired are more than $2 billion, or (3) FDIC-assisted transactions where the total assets being offered by the FDIC exceed $2 billion. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

The Information Technology Committee

The Information Technology Committee was established in 2015 and operates under a written charter that was last amended in 2019 to reflect the change in the Bank’s name and conversion from a national bank to a Tennessee state chartered bank. The purposes of the Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, and its management of major information technology investments, and (2) to assist the Board in its oversight of information technology matters.

The Committee met three times in 2019 for the principal purpose of executing its responsibilities under its charter.

The Nominating & Corporate Governance Committee

In General

The Nominating & Corporate Governance Committee operates under a written charter that was last amended in 2019 to reflect the change in the Bank’s name and conversion from a national bank to a Tennessee state chartered bank. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and

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recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the company, and (3) to oversee the evaluation of the Board and management. The Committee met three times in 2019 for the principal purpose of executing its responsibilities under its charter.

In the past, the Committee has from time to time retained a director search firm to assist it in assessing Board competencies and identifying potential director candidates.

Nominations of Directors; Director Qualifications; Consideration of Diversity in Identifying Director Nominees

With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee, with input from the Chairman of the Board and Chief Executive Officer and the Lead Director, recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.
•	Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.
•	Diversity of viewpoints, background, experience and other demographics.
•	Ability and willingness to commit adequate time to Board and committee matters.
•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.

As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity is important to the effective functioning of the Board. This belief is expressed in the fact that when the Committee has engaged a director search firm in the past, that firm was instructed to consider diversity as a factor in seeking director candidates, and the Committee defined the success of the search process to include the presentation of a diverse slate of candidates. More generally, our Human Rights Statement and Board-adopted Code of Business Conduct and Ethics reflect First Horizon’s firm commitment to non-discrimination and equal opportunity for employees, customers and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman and CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.

Shareholder Recommendations of Director Nominees; Shareholder Nominations

Committee Consideration of Shareholder Recommendations of Nominees

The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees and will give any such individual appropriate consideration in the same manner as individuals recommended by the Committee, a director or executive officer, or a director search firm.

Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. A shareholder’s notice must state:

•	The name, age, business address and residence address of the person whom the shareholder recommends; the principal occupation or employment of such person; the class and

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number of shares of First Horizon that are beneficially owned (as defined in the Bylaws) by such person on the date of the notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	The name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee;

•	The class and number of shares of our stock which are beneficially owned (as defined in the Bylaws) by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such shareholder’s notice; and

•	Such other information as the company may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the company and to comply with applicable law.

Director Nominations for Inclusion in our Proxy Statement (Proxy Access)

First Horizon has adopted a proxy access bylaw that, commencing with the annual meeting of shareholders to be held in 2020, allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 20% of the Board and have those nominees appear in our proxy statement, subject to notice, eligibility and other specific requirements in our Bylaws. Any shareholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The deadlines for a proxy access nomination are available on page 47 of this proxy statement.

Other Director Nominations to be Brought before the Annual Meeting

Any shareholder who is entitled to vote in the election of directors at any meeting of shareholders and who complies with the procedures described in our Bylaws may nominate an individual for election to the Board of Directors. A shareholder who wishes to nominate an individual in accordance with those procedures must submit a notice in writing to the Corporate Secretary. The notice must provide detailed information about the nominee (including but not limited to information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended) and about the shareholder giving the notice, all as described in detail in the Bylaws. Our Bylaws are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). The deadlines for submitting a notice to the Corporate Secretary are available on page 47 of this proxy statement.

Compensation Committee Interlocks & Insider Participation

Messrs. Burdick, Compton, Emkes, Reed and Subramaniam and Ms. Palmer, all non-employee directors, served as members of the Board of Director’s Compensation Committee during 2019. Refer to the table in “Corporate Governance and

Board Matters—Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Board & Committee Meeting Attendance

During 2019, the Board of Directors held seven meetings (four of which took place over a period of two days) and took action by written consent twice.

The Audit Committee held seven meetings and took action by written consent once, the Compensation Committee held four meetings, the

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Executive & Risk Committee held seven meetings, the Information Technology Committee held three meetings, and the Nominating & Corporate Governance Committee held three meetings. The Trust Committee of the Bank’s Board held two meetings. The average attendance at Board and committee meetings exceeded 96 percent. No incumbent director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2019. As set forth in our Corporate Governance Guidelines, we expect our directors to make every effort to attend every meeting of our shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2012 and one director in 2014.

Executive Sessions of the Board

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under the NYSE listing standards, the independent, non-

management directors will meet in executive session at least once a year. During 2019, our non-management directors met four times in executive session and our independent, non-management directors met four times in executive session. The Lead Director presides (or, if he cannot be in attendance, designates another independent director to preside) at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors (other than to nominate a director pursuant to our Bylaws or recommend the nomination of a director to the Nominating & Corporate Governance Committee) should submit his or her communication in writing to the Lead Director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue,

Memphis, Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all such communications to the Lead Director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

Approval, Monitoring & Ratification Procedures for Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the

SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:

•	whether the terms of the related party transaction are fair to First Horizon and on terms at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;

•	whether First Horizon is currently engaged in other related party transactions with the related

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party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;

•	whether the related party transaction would impair the independence of a director; and
•	whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which we are aware that beneficially own more than five percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all employees discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Information

As of December 31, 2019, there were 8,543 shareholders of record of our common stock. To our knowledge, there were four persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2019. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2019 is set forth in the following table:

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc	36,406,220	11.7%
FMR LLC	18,152,399	5.833%
Franklin Mutual Advisers, LLC	16,274,927	5.2%
The Vanguard Group, Inc	31,187,307	10.02%

*	Addresses appear in the text below.

BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Schedule 13G/A, filed with the Securities and Exchange Commission on February 4, 2020 by BlackRock, Inc. on behalf of its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, Blackrock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, BlackRock (Luxembourg) S.A., BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd, 55 East 52nd Street, New York, NY 10055. According to this Schedule 13G, BlackRock has sole voting power with respect to 33,552,372 shares of our common stock and sole dispositive power with respect to 36,406,220 shares of our common stock.

FMR. The information in the table above with respect to FMR is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 7, 2020 by FMR LLC, 245 Summer Street, Boston, MA 02210, on behalf of its subsidiaries and affiliates FIAM LLC, Fidelity Institutional Asset Management Trust Company, FMR Co., Inc., and Strategic Advisers LLC. According to this Schedule 13G, FMR has sole voting power with respect to 1,478,233 shares of our common stock and sole dispositive power with respect to 18,152,399 shares of our common stock. Abigail P. Johnson is also listed as a reporting person in the Schedule 13G. According to the Schedule 13G, Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The Schedule 13G provides the following additional disclosure: Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Franklin Mutual Advisers. The information in the table above with respect to Franklin Mutual Advisers is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 3, 2020 by Franklin Mutual Advisers, LLC, 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078-2789. According to this Schedule

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STOCK OWNERSHIP INFORMATION

13G, Franklin Mutual Advisers has sole voting power with respect to 15,732,427 shares of our common stock and sole dispositive power with respect to 16,274,927 shares of our common stock.

Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 9 to Schedule 13G, filed with the Securities and Exchange Commission on February 12, 2020 by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, on behalf of itself and its subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

According to this Schedule 13G, Vanguard has sole voting power with respect to 163,056 shares of our common stock, shared voting power with respect to 46,673 shares of our common stock, shared dispositive power with respect to 166,028 shares of our common stock and sole dispositive power with respect to 31,021,279 shares of our common stock.

Security Ownership of Management

The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2019 except as otherwise noted in the notes to the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Kenneth A. Burdick	2,000		*
John C. Compton	74,477		*
Wendy P. Davidson	150		*
Mark A. Emkes	53,194		*
Peter N. Foss	38,712		*
Corydon J. Gilchrist	71,331		*
D. Bryan Jordan	1,316,682	(4)	*
Michael E. Kisber(2)	429,703	(4)	*
William C. Losch, III	434,242	(4)	*
Scott M. Niswonger	706,712		*
Vicki R. Palmer	72,114	(3)	*
David T. Popwell	508,257	(4)	*
Colin V. Reed	101,606		*
Susan L. Springfield	241,922	(4)	*
Cecelia D. Stewart	14,947		*
Rajesh Subramaniam	3,407		*
R. Eugene Taylor	1,173,356		*
Luke Yancy III	51,903	(3)	*
Directors and Executive Officers as a Group (22 persons)	6,248,805	(4)	2.0%

*	No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our outstanding common stock or depositary shares.

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (3) and (4).

The numbers of shares covered by stock options reported in the table have been adjusted proportionately to reflect the effects of dividends paid in common stock from October 1, 2008 through January 1, 2011.
No current director or executive officer beneficially owns any of the depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013.

(2)	The share balance for Mr. Kisber does not include 27,994 shares deferred prior to January 2005 under our stock option program and our restricted stock incentive plan, which at that time permitted participants to defer receipt of shares upon the exercise of options and receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards, respectively. These shares are not currently issued and are not considered to be

2020 PROXY STATEMENT | 33

STOCK OWNERSHIP INFORMATION

beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.

(3)	Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2019: Ms. Palmer—23,566; and Mr. Yancy—10,048.

(4)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Losch—85,124; Mr. Popwell—96,953; Ms. Springfield—51,131; and the director and executive officer group—268,222. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2019: Mr. Jordan—638,490; Mr. Kisber—39,247; Mr. Losch—155,938; Mr. Popwell—165,124; Ms. Springfield—97,871; and the director and executive officer group—1,430,369. Also includes shares held at December 31, 2019 in 401(k) Savings Plan accounts.

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VOTE ITEM 1—ELECTION OF DIRECTORS

Vote Item 1—Election of Directors

Overview; Effect of Closing of Merger; Retirements

The Board of Directors is proposing for election twelve of our current directors: Messrs. Burdick, Compton, Emkes, Gilchrist, Jordan, Reed, Subramaniam, Taylor and Yancy and Mses. Davidson, Palmer and Stewart, at the 2020 annual meeting, to hold office until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified. Note, however, that if our proposed merger of equals with IBKC is consummated, the merger agreement provides that the combined Board of Directors after the merger will have seventeen members, consisting of the individuals who are serving, immediately prior to the closing of the merger, as the CEO of First Horizon and the CEO of IBKC as well as eight additional members of the First Horizon Board (designated by First Horizon) and seven additional members of the IBKC Board (designated by IBKC). Therefore, we expect Messrs. Emkes, Gilchrist, and Yancy not to complete their full terms but to step down upon the closing of the proposed merger.

Two of our current directors, Messrs. Foss and Niswonger, will not stand for reelection at the annual meeting but rather will retire at that time.

If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Identification and Nomination of Candidates

The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of the Board’s Composition

At each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of Tennessee banking law and regulations, the Committee also considers the proportion of directors who reside in states in which the Bank has a main or branch office (or within 100 miles of Memphis). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board, with oversight provided by the Committee, also conducts an annual self-evaluation that includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities as committee members.

Individual Director Evaluations

The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should

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VOTE ITEM 1—ELECTION OF DIRECTORS

engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination. In addition, at least every three years, in lieu of the regular evaluation of individual directors by the Nominating & Corporate Governance Committee, the company engages a third party to conduct individual director assessments and to provide advice and reports on how individual directors and the Board can improve. These assessments may include both director self-assessments and peer assessments.

Board Experiences, Qualifications, Attributes and Skills

Our Board selected our twelve director nominees based on the belief that each one brings significant experience and expertise that will serve First Horizon well. The breadth of their expertise and their mix of attributes is reflected in the chart and table below. Following the table is a summary for each nominee of the particular experiences, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held in the past but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank.

Committee Appointments

Director committee appointments are disclosed below and in a table on page 20 in the “Corporate Governance and Board Matters—Committee Charters & Committee Composition” section of this proxy statement above.

Our director nominees at a glance

10	6	4	10	6
have experience as a CEO/President[1]	have finance or accounting experience[2]	have experience in the banking industry	have served as a director or executive officer of another public company	have experience in information technology matters[3]
1	12	5	9	5
has served in government	have strategic planning/leadership experience	are diverse in terms of race, gender or ethnicity	have marketing and retail distribution experience	joined the Board within the last six years

(1)	Has experience as CEO or President of a firm or major operating division

(2)	Is an audit company financial expert, CFO, or has a background in accounting or financial planning and analysis

(3)	Includes experience managing a business in which information technology plays a significant role

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VOTE ITEM 1—ELECTION OF DIRECTORS

Kenneth A. Burdick Executive Vice President of Products and Markets, Centene Corporation Independent director since 2019 Age 61 Committees: • Audit • Compensation Audit Committee Financial Expert

Kenneth A. Burdick is Executive Vice President of Products and Markets at Centene Corporation, St. Louis, Missouri, a diversified, multi-national healthcare enterprise that provides services to government sponsored and commercial healthcare programs. From 2015 until January 2020, he served as the Chief Executive Officer of WellCare Health Plans, Inc. He joined WellCare in 2014, serving initially as president, national health plans, and then as president and chief operating officer. Mr. Burdick served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota from February 2012 to July 2012. From August 2010 to February 2012, he served as Chief Executive Officer of the Medicaid and Behavioral Health businesses of Coventry Health Care, Inc., and from October 1995 to May 2009, Mr. Burdick held a variety of positions with UnitedHealth Group, Inc.

Skills and Expertise:

•  Leadership experience at a public company

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Florida resident with knowledge of the Florida market

Prior Public Company Board Service: WellCare Health Plans, Inc. (2014-2020)

Non-Profit Board Service: Serves on the board of two non-profit organizations

John C. Compton Partner at Clayton, Dubilier & Rice Independent director since 2011 Age 58 Committees: • Compensation • Executive & Risk • Nominating & Corporate Governance (chair)

Mr. Compton is a Partner at Clayton, Dubilier & Rice, a New York-based private equity firm. Prior to 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo.

Skills and Expertise:

•  Leadership experience at a public company

•  Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters

•  Extensive experience in sales, marketing, operations and general management

•  Knowledge of public company governance matters due to public company board service

•  East Tennessee resident with knowledge of the east Tennessee market

Prior Public Company Board Service: US Foods Holding Corp. (2015-2018); Pepsi Bottling Group (2008-2010)

Non-Profit Board Service: Serves on the board of two non-profit organizations

2020 PROXY STATEMENT | 37

VOTE ITEM 1—ELECTION OF DIRECTORS

Wendy P. Davidson President, Away from Home, Kellogg Company Independent director since 2019 Age 50 Committees: • Audit • Information Technology

Wendy P. Davidson has been the President, Away from Home (formerly U.S. Specialty Channels) of Kellogg Company, Elmhurst, Illinois, a global food, cereal and snack company, since 2013. She serves as a member of the company’s Global Leadership Team, North American Leadership Team, eighteen94 Venture Capital Fund and Global Strategy Councils. From 2010 to 2013, she served in various senior roles at McCormick & Company, Inc., including as Vice President, Custom Flavor Solutions, U.S. & Latin America, and from 1993 to 2009 she held a variety of executive positions at Tyson Foods, Inc., including Senior Vice President and General Manager – Global Customer and Group Vice President – Foodservice Group, culminating in her service as Senior Vice President and General Manager – Prepared Foods.

Skills and Expertise:

•  Extensive general management experience, including marketing, sales, operations, supply chain, strategic planning, new market development, disruptive business model innovation, crisis management, digital commerce, brand building and commercial execution

•  Senior level policy-making experience at a public company

•  Experience in employee matters, finance and accounting, mergers and acquisitions, government relations, enterprise risk assessment, and similar matters associated with running a large division of a public company

Non-Profit Board Service: Serves on the board of two non-profit organizations

Mark A. Emkes

Retired Commissioner, Department of Finance and Administration, State of Tennessee and retired Chairman, Chief Executive Officer and President, Bridgestone Americas, Inc.

Independent director since 2008

Age 67

Committees:

•  Audit (chair)

•  Compensation

•  Information Technology

Audit Committee Financial Expert

Mr. Emkes retired in May 2013 as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he had served in since January 2011. Prior to his service as Commissioner, he served as the Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc. and as a director of its parent company, Tokyo-based Bridgestone Corporation, a worldwide tire and rubber manufacturer.

Skills and Expertise:

•  Leadership experience at a large subsidiary of a public company

•  Experience in governmental affairs

•  Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance and compliance and similar matters

•  Knowledge of public company executive compensation and governance matters due to public company board service

•  Nashville resident with knowledge of the Nashville market

Other Current Public Company Board Service: CoreCivic, Inc. (since 2014) (Chairman of the Board since 2016) and Greif, Inc. (since 2008)

Prior Public Company Board Service: Bridgestone Corporation (2004-2010) and Clarcor Inc. (2010-2017)

Non-Profit Board Service: Serves on the board of two non-profit organizations

2020 PROXY STATEMENT | 38

VOTE ITEM 1—ELECTION OF DIRECTORS

Corydon J. Gilchrist Private investor and Chartered Financial Analyst Independent director since 2012 Age 49 Committees: • Executive & Risk • Information Technology • Nominating & Corporate Governance

Mr. Gilchrist is a private investor and a Chartered Financial Analyst. From 2000 to 2011 he was a portfolio manager and partner at Marsico Capital Management. While at Marsico, Mr. Gilchrist was the sole portfolio manager for Marsico’s 21st Century Fund and the lead portfolio manager for Marsico’s Global Fund. Before joining Marsico, he was a senior analyst and portfolio manager covering emerging markets at The Principal Financial Group.

Skills and Expertise:

•  Extensive expertise in macro and micro investment analysis

•  Understanding of business value, business risk and strategic decision-making

•  Experience analyzing various matters, including finance and accounting, securities markets, corporate governance, mergers and acquisitions, and risk assessment, that affect public companies

Non-Profit Board Service: Serves on the boards of several non-profit organizations

D. Bryan Jordan Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank Chairman of the Board since 2012; director since 2008 Age 58 Committees: • Executive & Risk

Mr. Jordan is Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank. He was elected Chairman of the Board of Directors in 2012 and has held the positions of President and Chief Executive Officer and director since 2008. Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: AutoZone, Inc. (since 2013)

Non-Profit Board Service: Serves on the boards of several non-profit organizations

2020 PROXY STATEMENT | 39

VOTE ITEM 1—ELECTION OF DIRECTORS

Vicki R. Palmer President of The Palmer Group, LLC Independent director since 1993 Age 66 Committees: • Compensation (chair) • Executive & Risk

Ms. Palmer is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. She was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, was a member of CCE’s Risk Committee, served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process.

Skills and Expertise:

•  Expertise in public company finance, risk management and administration

•  Senior level policy-making experience at a public company

•  Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: Haverty Furniture Companies Inc. (since 2001)

Non-Profit Board Service: Serves on the boards of several non-profit organizations

Colin V. Reed

Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc.

Independent director since 2006

Lead director

Age 72

Committees:

•  Compensation

•  Executive & Risk (chair)

Mr. Reed is the Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust. Ryman is the successor by merger to Gaylord Entertainment Company (“Gaylord”), a diversified hospitality and entertainment company whose conversion to a real estate investment trust and subsequent merger into Ryman was led by Mr. Reed. Mr. Reed was elected Chairman of the Board of Gaylord in 2005 and Chief Executive Officer in 2001.

Skills and Expertise:

•  Leadership experience at a public company

•  Extensive experience in finance and accounting as well as employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company matters due to public company board service

•  Nashville resident with knowledge of the Nashville market

Other Current Public Company Board Service: Ryman Hospitality Properties, Inc. (since 2001)

Prior Public Company Board Service: Rite Aid Corporation (2003-2005)

2020 PROXY STATEMENT | 40

VOTE ITEM 1—ELECTION OF DIRECTORS

Cecelia D. Stewart Retired President of U.S. Consumer and Commercial Banking of Citigroup, Inc. Independent director since 2014 Age 61 Committees: • Audit • Information Technology (chair) • Bank Trust

Cecelia D. Stewart retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in 2014. She had held that position since 2011. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to 2008.

Skills and Expertise:

•  Extensive experience in banking and financial services

•  Senior level policy-making experience at a public company

•  Experience in employee matters, finance and accounting, risk assessment, and similar matters associated with running a large division of a public company

•  Knowledge of public company executive compensation, information technology and other matters due to public company board service

Other Current Public Company Board Service: United States Cellular Corporation (since 2013)

Rajesh Subramaniam

President and Chief Operating Officer of FedEx Corporation

Independent director since 2016

Age 54

Committees:

•  Compensation

•  Information Technology

•  Nominating & Corporate Governance

Mr. Subramaniam is President and Chief Operating Officer and a member of the board of directors of FedEx Corporation (“FedEx”), Memphis, Tennessee, a provider of transportation, e-commerce and business services. He is also Co- President and Co-CEO of FedEx Services, Inc. and a member of FedEx’s Strategic Management Committee. Prior to March 1, 2019, he served as President and CEO of FedEx Express, and prior to January 1, 2019, he served as Executive Vice President and Chief Marketing and Communications Officer of FedEx as well as Chairman of FedEx Trade Networks and Chairman of FedEx Office and Print Services, Inc. He served as Senior Vice President (2006 to 2013) and Executive Vice President (2013 to 2016) of Marketing and Communications, FedEx Services, Inc. From 2003 to 2006, Mr. Subramaniam was the President of FedEx Canada, and from 1999 to 2003, he served as Vice President of Marketing for FedEx’s Asia Pacific business.

Skills and Expertise:

•  Leadership experience at a public company

•  In-depth experience in marketing, public relations, communications, crisis management, corporate strategy, global pricing and revenue management, customer experience, portfolio management and innovation

•  Expertise in information technology, including leadership of digital transformation

•  Memphis resident with knowledge of the Memphis market

Other Current Public Company Board Service: FedEx Corporation (since January 2020)

Non-Profit Board Service: Serves on the board of two non-profit organizations

2020 PROXY STATEMENT | 41

VOTE ITEM 1—ELECTION OF DIRECTORS

R. Eugene Taylor

Vice Chairman of the Board of First Horizon and the Bank and Retired Chairman of the Board and Chief Executive Officer of Capital Bank Financial Corp.

Director since 2017

Age 72

Committees:

•  Executive & Risk

Mr. Taylor is Vice Chairman of the Board of First Horizon and the Bank. He served as Chairman of the Board of Directors and Chief Executive Officer of Capital Bank Financial Corp. from 2009 until 2017. Prior to 2009, Mr. Taylor spent 38 years at Bank of America Corporation, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, information technology, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company executive compensation and governance matters due to public company board service

•  North Carolina resident with knowledge of the North Carolina market

Other Current Public Company Board Service: Sonic Automotive, Inc. (since 2015)

Prior Public Company Board Service: Capital Bank Financial Corp. (2009-2017), Capital Bank Corp. (2011-2012), Green Bankshares, Inc. (2011-2012) and TIB Financial Corp. (2011-2012)

Luke Yancy III

President and Chief Executive Officer of Yancy Financial Group, Inc. and retired President and Chief Executive Officer of the MMBC Continuum

Independent director since 2001

Age 70

Committees:

•  Audit

•  Bank Trust (chair)

Mr. Yancy is the President and Chief Executive Officer of Yancy Financial Group, Inc., a professional consulting firm in the area of economic diversity and inclusion. He retired as the President and Chief Executive Officer of the MMBC Continuum, Memphis, Tennessee, a non-profit organization that promotes minority and women business enterprises, in 2017. Prior to 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by AmSouth in 1999, First American Bank.

Skills and Expertise:

•  Expertise in implementation of diversity and inclusion initiatives in the corporate setting

•  Experience in banking and financial services, including as commercial   lending division head, group manager of business lending and consumer lending and senior credit officer

•  Wide-ranging ties in the mid-south community

•  Memphis resident with knowledge of the Memphis market

The Board of Directors unanimously recommends that the shareholders vote for the election of all director nominees as described in vote item 1.

2020 PROXY STATEMENT | 42

VOTE ITEM 2—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Vote Item 2—Advisory Resolution to Approve Executive Compensation

2019 Say on Pay Vote

At our 2018 annual meeting, our Advisory Resolution to Approve Executive Compensation, commonly known as “say on pay”—received a FOR vote of 32% of the shares voted. This contrasted sharply with the vote our say on pay vote item had historically received, and although the say on pay vote is technically advisory, the Committee and the entire Board took the 2018 results very seriously, reached out to our shareholders and listened to their concerns.

In response to the feedback we received from our shareholders, First Horizon implemented a number of enhancements to its executive compensation. Key outcomes of our 2018 shareholder engagement process included:

•	Committee will not create all-or-nothing designs for special awards.
•	Committee will not pay off-plan cash bonuses to the CEO.
•	Mr. Kisber’s pay package for 2018 was changed to be a variable percentage of divisional net profit, starting at 9% and capped at the old fixed rate of 15%; the percentage depends upon divisional return on equity (ROE).
•	Starting in 2019 our traditional PSU goal—ROE ranked against our peers—was changed to return on tangible common equity (ROTCE), also ranked against our peers, to more closely align with our long-term goals.
•	2019 PSUs will also include an adjustment, 25% up or down, based on our total shareholder return (TSR) rank against peers; our TSR ranking will modify the primary outcome, which is driven by our ROTCE rank against peers.
•	PSUs comprise 60% of CEO’s 2019 stock awards, up from 50% previously.

At our 2019 annual meeting, our say on pay vote item received a FOR vote of 97%.

2019 Corporate Performance and Compensation Outcomes

Disciplined Organic Loan & Deposit Growth Drove Excellent Returns in 2019

We grew average loans by 7% and average deposits by 5% in 2019. Loan growth was strongest in the “specialty” commercial lending category, led by loans to mortgage companies. Our net interest margin for the year declined only 0.17% despite federal interest rate reductions totaling 0.75%, while our net charge-off ratio for loans remained very low at 0.09% for the year. In 2019 our fixed income business increased its noninterest income by 69%, and its average daily revenue by 72%, taking advantage of market volatility and falling rates in 2019. During our last Investor Day conference, late in 2018, we presented our “outlook” for 2019. The outlook included two key measures that we use to manage our businesses: return on assets (“ROA”) of 1.20%, and return on tangible common equity (“ROTCE”) of 17%. Our outlook was announced before the Federal Reserve reversed its interest rate policy, from raising rates four times in 2018 to lowering rates three times in 2019. Results for those measures in 2019 are presented below, along with two other commonly-followed measures: return on common equity (“ROCE”) and earnings per share (“EPS”)

2019 Financial Highlights

ROA / Adj ROA* 1.08% / 1.30% Outlook for 2019: 1.20%	ROCE / Adj ROCE* 9.60% / 11.59%	ROTCE / Adj ROTCE* 14.71% / 17.60% Outlook for 2019: 17%	EPS / Adj EPS* $1.38 / $1.66

2020 PROXY STATEMENT | 43

VOTE ITEM 2—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In 2019, our adjusted results surpassed our outlook. Key contributors to this success were organic loan and deposit synergies stemming from the Capital Bank merger in 2017, organic loan and deposit growth in our other markets, and disciplined lending and pricing practices.

*ROTCE and adjusted results differ from results reported using generally accepted accounting principles (GAAP). The impacts of merger and restructuring expenses and certain other notable items have been excluded from 2019 adjusted results. Non-GAAP results are reconciled to GAAP items in Appendix A.

The Compensation Committee took these achievements and results into account in executive compensation decisions. Our compensation policies and practices are designed to align the interests of all of our employees, including our executives, with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company. Key practices linking performance to compensation include significant weighting of pay mix in favor of awards at risk for financial or market performance, meaningful share retention requirements for executives, and correlation of the payouts of financial performance awards with total returns to our shareholders. Details regarding these practices and their effects are discussed throughout the CD&A beginning on page 48.

“Say on Pay” Resolution

Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2017 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a say on pay vote. The Board recommended and the shareholders approved an annual frequency for the say on pay vote, and the Board subsequently determined that we would in fact conduct a say on pay vote at each annual meeting.

We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously recommends that you vote in favor of the following resolution:

“RESOLVED, that the holders of the common stock of First Horizon National Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2020 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the shareholders vote for vote item 2.

2020 PROXY STATEMENT | 44

VOTE ITEM 3—RATIFICATION OF APPOINTMENT OF AUDITORS

Vote Item 3—Ratification of Appointment of Auditors

Appointment of Auditors for 2020

KPMG LLP audited our annual consolidated financial statements for the year 2019. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2020. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as vote item 3 the ratification of KPMG LLP’s appointment as our auditors for the year 2020, with the recommendation that the shareholders vote for item 3. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2019 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2020, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors during 2018 and 2019

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2018 and 2019 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2018	2019
Audit Fees	$2,318,500	$2,438,500
Audit-Related Fees	113,500	113,500
Tax Fees	107,585	9,433
All Other Fees	0	0
Total	$2,539,585	$2,561,433

Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, including registration statements and offerings, and acquisition-related audit procedures.

Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above. The amount for both years consists of fees for attestation and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning. The amounts for 2018 and 2019 consist of fees for assistance with tax research and tax consulting services.

All Other Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs.

None of the services provided to us by KPMG LLP and described in the paragraphs entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

2020 PROXY STATEMENT | 45

VOTE ITEM 3—RATIFICATION OF APPOINTMENT OF AUDITORS

Policy on Pre-Approval of Audit & Non-Audit Services

The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit by type of service or by category of services. All requests to provide services that have been pre-approved in advance must be submitted to the Chief Accounting Officer prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.

The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. “Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined in the policy, have the advance pre-approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.

The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that the shareholders vote for vote item 3.

2020 PROXY STATEMENT | 46

OTHER MATTERS

Other Matters

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Shareholder Proposal & Nomination Deadlines

Rule 14a-8 Proposals

If you intend to submit a shareholder proposal in our 2021 proxy materials for presentation at the 2020 annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it must be received by the Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee, 38103, not later than November 17, 2020.

Proxy Access Nominations

If you would like to nominate a director for inclusion in our 2020 proxy materials in accordance with Section 3.16 of our Bylaws (our proxy access bylaw), such nomination must be submitted to the Corporate Secretary, 165 Madison Avenue, Memphis, Tennessee 38103 no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the company mailed its proxy statement for the prior year’s annual meeting of shareholders. Our mailing date for the 2020 annual meeting is March 16, 2020, so a proxy access nomination would have to be submitted not earlier than October 17, 2020 and not later than November 16, 2020. If our annual meeting is not scheduled to be held within 30 days before or 30 days after the first anniversary date of the previous year’s annual meeting, the nomination must be submitted by the later of the close of business on the date that is 180 days prior to the annual meeting date or the tenth day following the date such annual meeting date is first publicly announced or disclosed.

Other Proposals or Nominations to be Brought before the 2020 Annual Meeting

Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to bring before a shareholder meeting a director nomination or other proposal, outside the processes that permit them to be included in our proxy statement, must comply with certain procedures. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholder meeting. Such shareholder proposals and nominations must be submitted to the Corporate Secretary. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2021 annual meeting will be held on April 27, 2021. Thus, shareholder proposals and director nominations submitted outside the processes that permit them to be included in our proxy statement must be submitted to the Corporate Secretary between December 28, 2020 and January 27, 2021, or the proposals will be considered untimely. If we give fewer than 100 days’ notice or public disclosure of a shareholder meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

2020 PROXY STATEMENT | 47

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

CD&A CONTENTS

•  CD&A Highlights (this page)

•  Glossary for CD&A (p. 56)

•  Compensation Practices & Philosophies (p. 56)

•  Direct Compensation Components (p. 59)

•  Deferral, Retirement, and Other Benefits (p. 69)

•  Compensation Committee Report (p. 71)

Introduction to CD&A

The Compensation Committee of the Board oversees compensation for executives, as discussed under “The Compensation Committee” beginning on page 24 of this proxy statement. This CD&A section discusses and analyzes executive compensation decisions made by the Committee related to 2019.

This CD&A section focuses on the compensation of five of our executives, referred to as the “Named Executive Officers” or “NEOs”:

2019 NEO	Position
D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer
William C. Losch III	Executive Vice President—Chief Financial Officer
Michael E. Kisber	President—FHN Financial
David T. Popwell	President—Banking
Susan L. Springfield	Executive Vice President—Chief Credit Officer

Several technical terms appear in this section. A glossary is provided on page 56.

CD&A Highlights

Financial & Strategic Overview

Disciplined Organic Loan & Deposit Growth Drove Excellent Returns in 2019

We grew average loans by 7% and average deposits by 5% in 2019. Loan growth was strongest in the “specialty” commercial lending category, led by loans to mortgage companies. Our net interest margin for the year declined only 0.17% despite federal interest rate reductions totaling 0.75%, while our net charge-off ratio for loans remained very low at 0.09% for the year. In 2019 our fixed income business increased its noninterest income by 69%, and its average daily revenue by 72%, taking advantage of market volatility and falling rates in 2019.

During our last Investor Day conference, late in 2018, we presented our “outlook” for 2019. The outlook included two key measures that we use to manage our businesses: return on assets (“ROA”) of 1.20%, and return on tangible common equity (“ROTCE”) of 17%. Our outlook was announced before the Federal Reserve reversed its interest rate policy, from raising rates four times in 2018 to lowering rates three times in 2019. Results for those measures in 2019 are presented below, along with two other commonly-followed measures: return on common equity (“ROCE”) and earnings per share (“EPS”).

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Financial Highlights

ROA / Adj ROA* 1.08% / 1.30% Outlook for 2019: 1.20%	ROCE / Adj ROCE* 9.60% / 11.59%	ROTCE / Adj ROTCE* 14.71% / 17.60% Outlook for 2019: 17%	EPS / Adj EPS* $1.38 / $1.66

In 2019, our adjusted results surpassed our outlook. Key contributors to this success were organic loan and deposit synergies stemming from the Capital Bank merger in 2017, organic loan and deposit growth in our other markets, and disciplined lending and pricing practices.

*ROTCE and adjusted results differ from results reported using generally accepted accounting principles (“GAAP”). The impacts of merger and restructuring expenses and certain other notable items have been excluded from 2019 adjusted results. Non-GAAP results are reconciled to GAAP results in Appendix A.

Long-Term Financial Results: 2015-2019

ROA
0.38%
0.81%
1.08%
1.30%
2015
2019
Reported
Adjusted

ROA up 184% reported, 60% adjusted

ROCE
3.64%
8.73%
9.60%
11.59%
2015
2019
Reported
Adjusted

ROCE up 164% reported, 33% adjusted

ROTCE
3.97%
9.18%
14.71%
17.60%
2015
2019
Reported
Adjusted

ROTCE up 271% reported, 92% adjusted

EPS
$0.34
$0.81
$1.38
$1.66
2015
2019
Reported
Adjusted

EPS up 306% reported, 105% adjusted

Efficiency Ratio
90%
74%
66%
60%
2015
2019
Reported
Adjusted

Efficiency improved by 24 points reported, 14 points adjusted

Annual Dividend
$0.24
$0.56
2015
2019

Dividend rate more than doubled

Since 2015, we substantially improved ROA, ROCE, ROTCE, EPS, and efficiency, based on both as-reported GAAP results and adjusted non-GAAP results. Our annual dividend rate per share more than doubled, as did our adjusted EPS. The impacts of a large legal settlement in 2015 (related to our legacy mortgage business), merger and restructuring expenses in 2015 and 2019, and certain other notable items have been excluded from all adjusted results. Non-GAAP results are reconciled to GAAP results in Appendix A.

2020 PROXY STATEMENT | 49

COMPENSATION DISCUSSION AND ANALYSIS

2019’s Strategic Transactions Will Drive Our Future

30-Branch Acquisition

In the fourth quarter of 2019 we announced our agreement to purchase 30 branches in North Carolina (20), Virginia (8), and Georgia (2). We expect the branch acquisition to close in the second quarter this year. Along with the branch locations, we will acquire $0.4 billion of loans and assume $2.4 billion of deposits. The branch transaction will expand our presence in several attractive southeastern markets, in particular the North Carolina markets of Winston-Salem and Durham-Chapel Hill. The transaction is subject to customary closing conditions.

IBERIABANK

In the fourth quarter of 2019 we announced a merger of equals agreement with IBERIABANK Corporation (“IBKC”), which is the parent company of IBERIABANK based in Lafayette, Louisiana. The combined company, on a September 30, 2019 pro-forma basis and including the 30-branch acquisition, would have had $78 billion in assets, $59 billion in deposits, and $55 billion in loans. After closing, our board will expand to 17 directors, of which nine will be from legacy FHN and eight will be from legacy IBKC. IBKC shareholders will receive 4.584 shares of our common stock for each IBKC common share held, and collectively will be issued 44% of our post-closing outstanding common shares. A special meeting of our shareholders to vote on the IBKC transaction, including related amendments to our corporate charter, is expected to be held during the second quarter of 2020. None of the matters to be considered at our 2020 regular annual meeting, or discussed in this proxy statement, relate directly to the IBKC transaction. The IBKC transaction is subject to approval by shareholders of both companies, regulatory approvals, and other customary closing conditions. Currently we expect the IBKC merger to close mid-2020.

Snapshot of First Horizon at Year-End 2019

Market Cap	Assets	Loans	Deposits	Branches
$5B	$43B	$32B	$32B	272

Snapshot* of First Horizon After IBKC Closing

Market Cap	Assets	Loans	Deposits	Branches
$9B	$78B	$55B	$59B	491

*	Information is pro-forma, based on 9/30/2019 reported information, including both IBKC and the 30 acquired branches.

2020 PROXY STATEMENT | 50

COMPENSATION DISCUSSION AND ANALYSIS

Branch Map Showing First Horizon, IBKC*, and 30 Acquired Branches

NEO Compensation Changes After the IBKC Merger

When we signed the merger agreement with IBKC in November, our board of directors expected significant changes to be made, after closing, to our executive officer positions. At that time we signed letter agreements with several of our executive officers, including four of the named executives: Messrs. Jordan, Losch, and Popwell and Ms. Springfield. The letter agreements settled the roles each executive will have with the combined company after the IBKC merger closes. Additional information concerning NEO arrangements following the IBKC merger is provided under “Letter Agreements related to IBKC Merger” beginning on page 85 of this proxy statement.

In addition, the Compensation Committee and the Board of Directors will consider changes in executive compensation after the IBKC merger closes. Key changes known or expected at this time are:

•	NEO Position Changes. Mr. Jordan’s position will be President and Chief Executive Officer; he will not be Chairman of the Board after closing, a position that will be filled by Mr. Daryl G. Byrd (IBKC’s chief executive officer). Mr. Kisber’s position will remain President—FHN Financial, but he will report to Mr. Popwell rather than to
Mr. Jordan. Mr. Popwell’s position will become President—Specialty Banking, and he will continue to report to Mr. Jordan. The remainder of Mr. Popwell’s current role will move to the new position of President—Regional Banking, a position we expect Mr. Michael Brown (currently with IBKC) to fill. Mr. Losch and Ms. Springfield will remain in their current positions and will continue to report to Mr. Jordan.

•	Change in Control Waivers. We expect the IBKC merger to be a change in control event under our change in control severance agreements, and many of the expected changes in position could give affected executives “good reason” to resign under those agreements. Messrs. Jordan, Losch, and Popwell and Ms. Springfield waived rights to resign for “good reason” in connection with the IBKC merger transaction, so long as we adhere to the terms of their letter agreements.

•	Salary and Package Changes. After the IBKC merger closes, we expect to harmonize executive salaries and compensation packages using a uniform approach across the combined company, and using re-defined Peer Banks, consistent with our larger size. For example, in order to harmonize Mr. Jordan’s compensation with that of Mr. Byrd, the Committee currently

2020 PROXY STATEMENT | 51

COMPENSATION DISCUSSION AND ANALYSIS

expects to increase Mr. Jordan’s annual salary rate to $1,125,000. The Committee does not expect significant changes to Mr. Kisber’s compensation package, but other NEO salaries and packages could change significantly after closing or in 2021.

•	Closing Incentive Awards. Mr. Losch, Mr. Popwell, and Ms. Springfield received restricted stock awards having grant date values (measured at November 18, 2019) of $1,250,000, $1,400,000, and $863,000, respectively. These awards will be forfeited if the
IBKC merger fails to close, and otherwise will vest one year after closing. Similar awards were granted to key IBKC executives. Both companies granted these closing incentive awards to retain key executives through the merger’s legal closing and expected post-closing transition period, and to create a meaningful incentive, on both sides of the transaction, to complete the merger. Even though they are contingent on closing the IBKC merger, these awards are included in 2019 compensation reported in this proxy statement in “Recent Compensation.”

Pay and Performance Alignment

Policies and Practices

Our compensation policies and practices are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. Key practices linking performance to compensation include:

•	Significant weighting of pay mix in favor of awards at risk for financial or market performance. See “CEO Pay and Performance” and “Relative Sizing & Mix” beginning on pages 52 and 59 for details.

•	Meaningful share retention requirement. Our stock ownership guidelines extend the effective time horizon of our stock awards substantially, requiring executives to hold 50% of net after-tax shares realized from stock awards until retirement after multiple-of-salary minimum ownership levels are attained (increasing to a 75% retention requirement if an executive holds less than the minimum ownership level).

•	Correlation of payout with total shareholder return (TSR), especially over longer time horizons. Payouts of our financial-performance awards over the past several years have correlated well with total returns to our shareholders over the time periods covered by those awards. This correlation shows alignment between our financial performance metrics and the interests of our shareholders. See “Performance Awards and TSR” beginning on page 53 for further details.

2019 Actions

Key recent actions enhancing our pay-for-performance policies and practices were:

•	2019 Bonus Metrics. For 2019, the Compensation Committee increased the weighting of efficiency to 40%, and made half of the efficiency goal specific to each executive’s budgetary responsibilities. Also, target-level efficiency performance required beating budgeted expense levels by 3%. See “Annual MIP Bonus” beginning on page 61 for details.

•	2019 PSU Metrics. For the 2019 awards, performance stock unit (PSU) outcomes will be driven by our ROTCE ranked against peers, adjusted by a new peer-ranked TSR modifier. The TSR modifier ranges from 75% to 125%. With the new modifier, so long as ROTCE performance is at least threshold, PSU payout will range from 37.5% of target to 187.5%. See “Performance Stock Units (PSUs)” beginning on page 67 for details.

•	2019 CEO Equity Award Mix. For 2019, the Committee increased the PSU portion of the CEO’s equity awards from 50% to 60%.

CEO Pay and Performance

Overview

The Compensation Committee considered Mr. Jordan’s significant contributions to our financial results and competitive position when making decisions about his pay for 2019. In each of the past five years, Mr. Jordan has met or exceeded his personal goals. He continues to provide consistent and critical leadership.

Mr. Jordan’s leadership is known throughout the industry. He is a director or executive committee

2020 PROXY STATEMENT | 52

COMPENSATION DISCUSSION AND ANALYSIS

member of the Federal Reserve Board’s Federal Advisory Council, American Bankers Association, and Operation Hope (which strives to provide banking services to financially or socially disadvantaged persons). He has been named CEO of the year by Inside Memphis Business, has been featured as a top-ten CEO in American Banker, and has been a director of the Federal Reserve Bank of St. Louis and an executive committee member of the Mid-Size Bank Coalition of America. These associations and recognitions, as well as others outside of banking, reflect well on our company and enhance Mr. Jordan’s connections to the financial services community.

Pay versus Peers

Within FHN’s peer group, Mr. Jordan’s total direct compensation package in 2019 was below median levels. The Committee raised his package in 2020 to roughly median. After the IBKC merger closes, the Committee expects to re-assess the composition of FHN’s peer group and to re-evaluate all executive compensation levels, including that of the CEO.

Heavy Performance Risk Weighting

The Compensation Committee has weighted the pay mix of Mr. Jordan heavily in favor of incentives tied to the financial performance of our company’s operations and the market performance of our common stock. As illustrated in the following diagram, fully 80% of Mr. Jordan’s regular total direct compensation in 2019, measured at target, was at-risk in one or both of those areas.

CEO Pay At Risk for Performance in 2019

Performance Awards and TSR

The chart to the right compares actual payouts of regular PSU awards and our total shareholder return (“TSR”) during the award timeframes. The chart shows the percentage of target earned for those regular PSUs that vested during 2015-2019 alongside the TSR we achieved during each PSU’s lifetime, from grant to vesting. In each case the TSR base level is indexed to 100%; a positive return is added to 100%, and a negative return is subtracted from that level.

The chart shows that the percentage earned is aligned with the TSR achieved during the same period. Specifically, regular PSU payout percentages have tended to fall and rise in step with the TSR achieved during each PSU’s performance period, and in most cases the TSR percentage significantly exceeded the PSU’s payout percentage.

2020 PROXY STATEMENT | 53

COMPENSATION DISCUSSION AND ANALYSIS

Until the 2019 grants (which will vest in 2022), TSR was not used as a performance metric in our regular annual PSU awards. The alignment of regular PSU outcomes with TSR over corresponding time periods illustrates that the performance metrics used and goals set by the Compensation Committee have, over time, aligned with significant growth in shareholder value.

Shareholder Say on Pay Vote

At our 2020 Annual meeting, vote item 2—Advisory Resolution to Approve Executive Compensation, commonly known as “say on pay”—asks our shareholders to approve, on an advisory basis, our executive compensation programs as described in this proxy statement. Shareholders have voted on a similar proposal for many years:

Year	FOR Vote	Year	FOR Vote
2010	97%	2015	94%
2011	97%	2016	98%
2012	95%	2017	95%
2013	91%	2018	32%
2014	94%	2019	97%

Typically, more than 90% of the vote is FOR. At our 2018 Annual meeting, however, the say on pay item received only 32% FOR.

Although the say on pay vote item is technically advisory, the Compensation Committee took the 2018 results very seriously. After extensive shareholder outreach and consultation, the Committee took the following actions in 2018 and early 2019 in response to shareholder feedback:

•	All-or-nothing designs for executive financial-performance incentive awards will no longer be used. Only one such award remains outstanding. If it fails to perform, even if only slightly, no action will be taken to make up for it.

•	Our CEO will not be paid off-plan, discretionary cash bonuses.

•	Mr. Kisber’s total pay package now is a variable percentage of the FHN Financial managers’ pool, rather than 15% fixed. The percentage ranges from 9% to 15%, depending on divisional return on equity achieved by FHN Financial.

•	The 2019 executive PSU outcomes will be driven by a peer-rank ROTCE goal rather than return on equity. Also, outcomes are adjusted by a new peer-rank TSR modifier. The TSR modifier ranges from 75% to 125%, applied to the ROTCE outcome to create a final payout percentage.

•	60% of our CEO’s total annual stock award package consists of PSUs, up from 50% previously.

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COMPENSATION DISCUSSION AND ANALYSIS

Alignment with Governance Principles

Our compensation practices embrace many best practice corporate governance principles.

Practices We Employ Include	Practices We Avoid or Prohibit Include

   Performance-based (at-risk) and stock-based pay emphasized

   Performance measures drive shareholder value

   Performance measures emphasize controllable outcomes for which management is accountable

   Committee use of independent compensation consultant

   Meaningful share ownership requirements

   Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met

   Double-trigger on change in control features and agreements (CIC event plus qualifying termination)

   Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

   Tax gross-up features*

   Stock option repricings

   Discount-priced stock options

   Single-trigger change in control payouts

   Employment agreements

   Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)

*	An excise tax gross-up feature is grandfathered in certain older change in control severance agreements, but has not been used in new agreements since 2008.

Overview of Direct Compensation Components

The major components of executive compensation in 2019 consisted of cash salary, annual cash bonus under our Management Incentive Plan (“MIP”), and annual stock awards granted under our Equity Compensation Plan (“ECP”). Regular annual stock awards for NEOs in 2019 consisted of PSUs, stock options, and RSUs.

The key corporate performance measures for 2019 cash bonuses were consolidated pre-tax earnings and noninterest expense (efficiency). The key performance measure for 2019 PSUs is based on ROTCE for our core segments measured in relation to certain peer banks over three years, modified by our TSR ranked against our peers. The following presents an overview of the direct compensation components for our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Regular Direct Compensation Components in 2019

Component	Primary Purpose	Key Features
Cash salary	To provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash bonus under MIP	To create a financial incentive for achieving or exceeding one-year company and/or team goals.	For the NEOs except Mr. Kisber, the key metrics were adjusted pre-tax earnings and efficiency, coupled with several non-numeric factors, including earnings quality and risk management. For Mr. Kisber the key metrics were ROE and adjusted pre-tax earnings for our fixed income segment. See “Annual MIP Bonus” starting on page 61 for details.
Annual stock awards: PSUs, stock options, and RSUs	To provide performance and service-vested equity-based long-term incentives that reward achievement of specific corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.	PSU payout depends upon our core ROTCE ranking relative to peers during the performance period 2019-21, modified by our TSR ranking. After final performance is determined in 2022, PSUs will be paid in stock in 2024, following a mandatory two-year deferral period. Stock options are priced at market, vest annually over four years, and have seven-year terms. RSUs vest after three years and are paid in shares of stock. See “Stock Awards” starting on page 66 for details.

Glossary for CD&A

NEO	Executive officer named in this CD&A	ROA	Return on average assets
ECP	Equity Compensation Plan (stock awards)	ROE	Return on average equity
MIP	Management Incentive Plan (bonuses)	ROCE	Return on average common equity
PSUs	Performance stock unit award	ROTCE	Return on average tangible common equity
RSUs	Restricted stock unit award	TSR	Total shareholder return
Stock options	Stock option award	EPS	Earnings per share
Restricted stock	Restricted stock award	GAAP	Generally accepted accounting principles
CIC	Change in control	IBKC	IBERIABANK Corporation

Compensation Practices & Philosophies

Retention and Competition

Our compensation programs are designed to attract and retain a talented workforce. We recruit from a broad talent pool. Our people in turn may be recruited by competitors, other financial services firms, and firms in other industries. The total compensation opportunity we provide at each level is designed to be competitive so that over the long-term we reduce the risk of losing our best people.

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Use of Peer Bank Data

The Compensation Committee reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size and business mix (Peer Banks). The peer review helps our programs remain competitive. For many years the Committee has considered specific data from Peer Banks in setting the compensation components for our executives. The Peer Banks used in 2017 were fourteen regional financial services companies selected by the Committee.

Late in 2017 we merged with Capital Bank, increasing our asset size by roughly one-third. Overall, we have increased our asset size by more than 70% since 2013, and our business mix has shifted toward traditional banking services. The Committee fully reconsidered our Peer Bank list, re-evaluating our current size, business mix, and target markets. As a result, for 2018 and 2019 our Peer Banks have consisted of thirteen financial services institutions:

Associated Banc-Corp	Huntington Bancshares
BankUnited, Inc.	People’s United Financial
BOK Financial	Synovus Financial Corp.
Corporation	TCF Financial
Comerica, Inc.	Corporation
Commerce Bancshares, Inc.	Webster Financial
Cullen/Frost Bankers Inc.	Corporation
F.N.B. Corporation	Zions Bancorporation

The Committee uses peer and other market data to help establish the size and terms of the components of direct compensation for executives. Salary is targeted at the median of the market for each position. Actual salaries may be higher or lower than median based on individual factors—performance, experience, skills, and tenure—or retention needs. Bonus opportunities and equity awards are targeted similarly: target compensation is intended to be paid for median performance, and maximum compensation is intended to be paid for top-quartile performance.

For special compensation components, including retention awards and individual retirement and severance arrangements, relevant market data often is not available. In those cases the Committee relies on recommendations from management (for awards other than to the CEO) along with external advice from the Committee’s independent consultant to determine the types, amounts, or terms of such benefits that are reasonable and appropriate for the circumstances.

The Total Shareholder Return Performance Graph (“TSR Graph”) that appears in our annual report to shareholders (on page 180 of that report) uses the published Keefe, Bruyette & Woods regional banking index (ticker symbol KRX) against which to compare our TSR. The KRX index encompasses fifty regional U.S. banks, including us. The annual PSU awards granted to executives in 2019 used the KRX index banks as the group against which our core-segment ROE will be ranked over the three-year performance period of those awards. The Committee believes that, in the context of a multi-year financial performance award, the KRX index provides a larger, and more stable, group representing “the industry” against which to measure our performance, even though many of those banks would not be appropriate for benchmarking compensation practices.

After the IBKC merger closes later in 2020 (see “2019’s Strategic Transactions Will Drive Our Future” beginning on page 50 of this proxy statement), the Committee expects to reconsider the Peer Bank list in light of our larger financial size, broader market footprint, and broader business mix.

Stock Ownership Guidelines

Under our stock ownership guidelines, all NEOs and directors are required to retain 50% of the net after-tax shares received from stock awards. The retention level increases to 75% if the person fails to meet certain minimum stock ownership levels. For each person, the retention requirement applies during the rest of their career with us, although executives who reach age 55 are permitted to sell shares held at least three years to diversify ahead of retirement. Supportive of the guidelines, a separate policy prohibits hedging our stock. See page 12 for additional details.

The CEO’s minimum ownership level under the guidelines is six times cash salary. The minimum levels for the other named executives are two or three times their respective cash salaries, depending upon position. For this purpose, shares owned outright, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted.

We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock retention to link the interests of

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our executives strongly with those of our shareholders.

Guideline ownership levels are assessed annually, in the third quarter. In the 2019 assessment, all

NEOs exceeded guideline ownership levels and all complied with the retention requirement.

Clawback Policy & Practices

Performance compensation under the MIP, ECP, or otherwise that is paid based on erroneous financial data is recoverable under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain misconduct occurs, such as fraud or solicitation; if grant or payment of an award is based on erroneous financial data; or if employment is terminated for cause. The look-back period for recovery generally is two years after vesting.

Use of Compensation Consultants

The Compensation Committee continued its engagement of an independent consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide analysis and advice on all executive compensation-related matters (including assessment of peer groups, competitive market data, pay mix, and compensation design). Among other things, FW Cook assists the Committee in its reviews of compensation program actions recommended by management. FW Cook has no other relationships with the company or management. Key engagement items for FW Cook in 2019 were:

•	Review and discuss written Committee materials in preparation for meetings

•	Confer with the Committee chair and management regarding compensation matters, both ordinary and in relation to the IBKC transaction
•	Annually meet with the Committee

•	Provide observations on current external trends and developments

•	Advise the Committee regarding executive programs under the ECP and MIP

•	Assist the Committee in preparing for shareholder outreach and engagement

In 2019 management engaged an external compensation consultant, McLagan, mainly to conduct an updated competitive pay assessment for executives and for peer metrics.

Additional information concerning our use of compensation consultants appears under the caption “The Compensation Committee—Use of Consultants” on pages 25-26 of this proxy statement.

Role of Management in Compensation Decisions

Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Management presents recommendations to the Compensation Committee for approval. The CEO ultimately oversees the development of recommendations. If executive-level exceptions are appropriate, such as approval of an executive’s early retirement, management generally reviews the facts of the situation and provides a recommendation to the CEO and, ultimately, to the Committee for approval. The CEO does not participate in Committee deliberations concerning his own compensation.

Tax Deductibility

In 2017 and earlier years, section 162(m) of the U.S. Internal Revenue Code generally disallowed a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation was not, however, subject to the deduction limit. The Committee considered these tax implications in making compensation decisions.

Although deductibility was an important consideration, competitive and other factors also were important. As a result, although a substantial

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majority of NEO compensation was designed to be “performance-based” each year, a portion was not. That portion varied from year to year.

In 2017 Congress repealed the performance-based exception, applicable starting with 2018’s awards. As a result, section 162(m) has played no significant role in structuring executive compensation awards since 2017.

Transition provisions apply to qualifying awards that were outstanding when repeal occurred. Deductibility generally is preserved if those awards run their course as granted. When dealing with outstanding awards in the future, the Committee intends to consider preservation of deductibilty as one factor, among many, in making decisions consistent with the objectives of the program in question and our business needs.

Direct Compensation Components

The direct components of NEO compensation in 2019 were cash salary, annual bonus under the MIP, and annual stock awards consisting of RSUs, stock options, and PSUs under our ECP. An overview of these components appears under “Overview of Direct Compensation Components” beginning on page 55 of this proxy statement above.

Relative Sizing & Mix

In setting the size of the direct compensation components for 2019, the Compensation Committee considered the total compensation opportunity at target payout levels for each position. The target total mix of the direct components is summarized in the following chart, which illustrates the regular annual pay packages planned by the Committee early in the year. The chart shows only regular annual compensation elements. Special awards in 2019 that are not included consist of: for Mr. Losch, $1,250,000 of restricted stock contingent on closing the IBKC merger mentioned above; for Mr. Popwell, $1,400,000 of restricted stock contingent on closing the IBKC merger; and for Ms. Springfield, $863,000 of restricted stock contingent on closing the IBKC merger. See “Summary Compensation Table” beginning on page 73 for additional information concerning amounts paid, granted, or earned in 2019.

2019 Direct Compensation Mix at Target

*	Mr. Kisber’s compensation package differs from those of the other NEOs and is structured to be competitive within the fixed income industry. The chart shows his potential mix for 2019. His annual bonus opportunity has approximately double the weighting of other NEOs, and the other components are relatively compressed. Also, unlike other NEOs, stock awards actually granted to him in a given year depend upon performance of our fixed income business the previous year. Mr. Kisber’s potential stock award mix reflects his total opportunity for grants early in 2020 based on 2019 performance. See “Annual MIP Bonus—MIP Bonus for FHN Financial Executive,” “Stock Awards—Overview” and “Stock Awards—Fixed Income Award Practices” on pages 64-65, 66, and 68 below for additional information.

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The amount of each component usually is determined in relation to cash salary. Salary levels are based largely on these factors: individual experience, individual performance, level of responsibility, and competitive market levels. A specific need for retention also can play a role. No specific weighting is given to any one factor. The size of each direct component for the named executives as a percentage of cash salary is shown in the following chart.

Sizing of 2019 Direct Compensation Components

As a Percentage of Annual Cash Salary

		2019 Regular Annual Stock Awards
NEO	Annual Bonus (target)	Performance Stock Units (target)	Stock Options	Restricted Stock Units	Total Stock Awards
Mr. Jordan	140%	150%	50%	50%	250%
Mr. Losch	100%	70%	35%	35%	140%
Mr. Kisber*	583%	140%	93%	83%	317%
Mr. Popwell	100%	70%	35%	35%	140%
Ms. Springfield	90%	55%	28%	28%	110%

*	Mr. Kisber’s compensation package differs from those of the other NEOs to provide a compensation opportunity that is competitive within the fixed income industry. This table shows his potential package for 2019. See “Annual MIP Bonus—MIP Bonus for FHN Financial Executive,” “Stock Awards—Overview” and “Stock Awards—Fixed Income Award Practices” on pages 64-65, 66, and 68 below for additional information.

Key factors considered when target levels are set include the appropriate mix of base pay (salary) versus pay at risk for corporate performance or stock value performance, and the mix between short- and long-term compensation. The chart and table above show that the CEO’s regular compensation package is more heavily weighted in favor of financial performance, and more heavily at-risk overall, than the other NEOs except Mr. Kisber. This practice is consistent with the greater responsibilities of the CEO position, prevalent market practices among our Peer Banks, and our compensation philosophy, which endeavors to link a substantial portion of executive pay to performance.

For 2019, the Committee increased the CEO’s mix of PSUs to 60% of total equity awards, up from 50% in 2018, and correspondingly decreased RSUs and stock options to 20% each. For all other named executives except Mr. Kisber, 2019 stock awards consisted of 50% PSUs, 25% RSUs, and 25% options.

Valuation of Stock Awards

The percentages shown for all regular 2019 stock awards in the table above are based upon 2019 salary rates and upon our closing stock price on the grant date, February 11, 2019, which was $15.43 per share.

In 2019, for purposes of converting the percentages mentioned above into specific share or unit numbers the Compensation Committee used the following valuation methods: for RSUs,

100% of market value at grant; for stock options, 25%; and for PSUs, 91.9%, as explained below.

RSUs and PSUs. The valuation methods for RSUs and PSUs are consistent with those used for financial reporting purposes. PSU values in 2019 were discounted 8.1% (net) from target levels due to the mandatory two-year post-vesting deferral coupled with the TSR modification feature added in 2019. Neither award type is discounted for the risk of forfeiture due to employment termination or non-performance.

Stock Options. The actual value of a service-vested option cannot be determined in any definitive way. Many commonly used estimation methods, including the method used for financial reporting, were developed in connection with ordinary market trading of short-term options. The Committee believes that those methods overstate the value that an executive generally would ascribe to our long-term, unmarketable options with service-vesting requirements. That overstatement is structural, given the original usage of those methods. For those reasons, the Committee believes that the relatively simple and stable 25% method it has used for several years provides a more appropriate approximation of value for our option program.

Tally Sheets

The Committee uses a tally sheet tool to review executive pay packages and when considering adjustments to executive pay levels and mix. A “sheet” for each executive summarizes all major

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categories of current and recent compensation levels, including the aggregate retention value and duration of unvested awards. Tally sheets are reviewed in conjunction with market data related to each executive position.

Salary

Early each year, the CEO develops a personal plan that contains financial and strategic goals aligned with the Board-approved company plan for the year. The CEO submits that plan to the Compensation Committee for review and approval. The Board of Directors also reviews the plan. The Committee reviews the CEO’s achievement of objectives in his personal plan for the preceding year when assessing the CEO’s salary for the coming year. The Committee also weighs competitive practices within the industry as well as corporate initiatives. For other NEOs, the Committee approves salaries each year taking the CEO’s recommendations into account.

For 2019, none of the NEOs received a raise in salary.

Annual MIP Bonus

Under our MIP, the annual bonus opportunity offered to each NEO (other than Mr. Kisber, discussed at the end of this section) is based on target amounts and performance goals that are approved by the Committee early in that year.

Ordinary MIP Bonus

Early in 2019 the Committee established a formulaic structure for 2019 MIP bonuses, subject to certain potential adjustments. Individual bonuses were determined by applying a corporate rating, along with an individual rating, to individual target bonus amounts set for each NEO. The corporate rating, in turn, was determined by adding together an income factor and an efficiency factor; the resulting sum was subjected to several potential company-wide subjective adjustments. These calculation processes are depicted in the following chart:

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2019 MIP Bonus Calculation
(MIP Bonus maximum = 150% of Target Amount)
MIP BONUS $
Corporate Rating %
Individual Rating %
Target Amount $
2019 Corporate Rating Calculation
(Corporate Rating maximum = 150%)
Corporate Rating %
Efficiency Factor % (40% wtg)
Income Factor % (60% wtg)
Subjective Adjust-ment Factor %
2019 Efficiency Factor Calculation
(Efficiency Factor maximum = 100% if non-interest expense is 3% under budget)
Efficiency Factor %
Overall noninterest expense % ex-fixed income (50% wtg)
Business unit noninterest expense % (50% wtg)

Corporate Rating

The Corporate Rating in 2019 was the sum of two percentages—the efficiency factor plus the income factor—multiplied by a subjective adjustment factor.

Efficiency Factor

The efficiency factor provided threshold-level reward (50%) for achieving budget noninterest expense levels, and target-level reward (100%) for achieving a 3% reduction from budget. The calculated factor was capped at 100%; better-than-target efficiency performance was to be considered as part of the subjective adjustment factor. Interest expense was excluded as being largely outside of management’s control. Expenses of our fixed income segment were excluded because they are driven substantially by commissions, which rise and fall in tandem with revenues. Except for the CEO, half of the efficiency factor outcome was driven by company-wide results, and half was driven by results in the business unit or other area of the company managed by each specific officer. In both cases (company-wide and business unit),

“target” outcomes required a 3% reduction in expense from budget.

2019 Efficiency Factor Grid (40% Weighting*)

Company		Company or
Noninterest	Bus. Unit	Business
Expense	Non-	Unit
(ex Fixed	Interest	Percent of	Efficiency
Income)	Expense	Budget	Factor
Below $893 million	Varied	Below 97%*	100%
$893-921 million	Varied	97% - 100%	50% - 100%
Above $921 million (above budget)	Varied	Above 100%	0%

*	The company-wide and business unit efficiency results were weighted equally and added to arrive at the Efficiency Factor. Results in the middle row were interpolated on a straight-line basis.

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Income Factor

The income factor provided target-level reward for achieving budget, and superior reward for exceeding budget, in 2019.

2019 Income Factor Grid (60% Weighting)

Adj’d 2019 Pre- Tax Earnings	Percent of Budget	Income Factor*
$717 million & above	110% & above	110% to max of 150%
$652-717 million	100% - 110%	100% - 110%
$651 million (budget)	100%	100%
$586-651 million	90% - 100%	90% - 100%
$489-585 million	75% - 90%	75% - 90%
$326-488 million	50% - 75%	50% - 75%
Below $326 million	below 50%	0%

*	Income Factor was interpolated within each row.

Subjective Adjustment Factor

In 2019 the sum of the efficiency and income factors could be modified by a subjective adjustment factor, in the discretion of the Compensation Committee, to arrive at a final Corporate Rating. The subjective factor could have been affected by quantitative and non-quantitative considerations. Potential subjective adjustment categories in 2019 were:

•	Efficiency results better than target (more than 3% under budget)

•	Balanced scorecard results

•	Risk management results

•	Quality of earnings assessment

•	Non-strategic segment outcomes

•	Other adjustments, as determined by the Committee

The balanced scorecard process ranked our company among Peer Banks on various financial measures. The scorecard process used quantitative financial measures and peer rankings, but was not used in a quantitative manner to determine a specific numerical rating.

The risk management factor was intended to be used if unusual or exceptional events occurred that tested our level of preparedness, or if events occurred that reflected well or poorly upon our risk management functions.

Under “quality of earnings” the Committee intended, among other things, to take account of unusual shortfalls or windfalls in revenues associated with interest rate movements, asset sales, and other events during the year relative to budgetary expectations.

Our non-strategic segment encompasses several businesses which have been largely discontinued and are being wound down over many years. This segment often has contributed significant expenses to our operating results, and occasionally significant items of income, during the past several years. Although the efficiency and income factors exclude these impacts, the Committee retained the ability to adjust bonuses up or down depending upon the Committee’s subjective assessment of how these legacy businesses are managed to mitigate long-term impacts on the company.

Calculations & Rationales

Calculations of the efficiency and income factors were quantitative, without discretionary input from the Committee. As mentioned above, the two factors were added with weightings of 40% and 60%, respectively.

The increased focus on efficiency in 2019 was intensified by setting target (100%) efficiency performance at expense levels 3% under budget, and by setting threshold (50%) performance at budget. The Committee also split the efficiency factor into company-wide and business unit parts so that, except for the CEO, each executive would be focused on driving efficiency in that part of our business that he or she could control directly. As a result, merely achieving budgeted expense levels (company-wide and business unit) would result in a 20% nominal reduction in earned bonus; moreover, failure to achieve company-wide budget would result in a 20% reduction by itself, and failure to achieve business unit budget separately would result in a 20% reduction.

The subjective adjustment factor, an unweighted blend of many company-wide considerations, was applied to the sum of the efficiency and income factors.

Required Quantitative Adjustments

Pre-tax earnings, noninterest expense, and other financial performance measures for 2019 were required to be adjusted for certain specific items, including changes in accounting principles and certain unusual or non-recurring items, such as litigation settlements. The required adjustments are similar to, but not the same as, the notable item adjustments presented in Appendix A.

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Actual adjustments to the calculated factors are discussed under “2019 MIP Bonus Outcomes” below.

Individual Rating

In addition to the corporate rating, each NEO’s individual rating could directly impact final bonus results. Each individual rating was to be based on the Committee’s subjective assessment of personal plan results and any other individual factors the Committee chose to consider. Individual ratings could range from 0% to 150%.

In 2019, the CEO’s personal plan included eight major performance areas: strategic, financial (efficiency and revenue growth), merger integration/optimization, technology, risk management & credit quality, customers, shareholder value, and employees. A theme common to many of these areas was maintaining, improving, or instilling appropriate and constructive corporate culture. These areas had no particular weighting. Each NEO’s personal plan substantially overlapped the CEO’s and also was related to operations managed by that NEO.

Actual individual rating impacts are discussed under “2019 MIP Bonus Outcomes” immediately below.

2019 MIP Bonus Outcomes

The outcomes of the MIP bonus process for the NEOs other than Mr. Kisber are summarized in the following table.

2019 MIP Bonus Outcomes

		Company	Bus. Unit
	Income	Efficiency	Efficiency	Subjective
	Factor	Factor	Factor	Adjustment	Corporate	Individual	Bonus	Final
NEO	(60%)	(20%)	(20%)	Factor	Rating	Rating	Target ($)	Bonus ($)
Mr. Jordan	107%	100%	100%	106%	110%	108%	1,260,000	1,500,000
Mr. Losch	107%	100%	100%	106%	110%	104%	500,000	575,000
Mr. Popwell	107%	100%	100%	106%	110%	104%	550,000	630,000
Ms. Springfield	107%	100%	100%	106%	110%	100%	360,000	396,000

Pretax earnings in 2019 were $695 million after all required adjustments. That was nearly $44 million above “target” performance, and, as a result, the Income Factor was 107%. Company noninterest expense in 2019 was $872 million after all required adjustments. That was nearly $21 million below “target” performance and more than 5% below budget; as a result, the Company Efficiency factor was 100%, which was the cap. Mr. Jordan’s Business Unit Efficiency Factor was the same as the Company Efficiency Factor, and each other NEO achieved better-than-target Efficiency results. The Corporate Rating, with efficiency capped at 100%, calculated to 104% before considering subjective corporate adjustments. After considering overall results for the year, the Compensation Committee set the Subjective Adjustment Factor at 106%, resulting in a final, fully-adjusted Corporate Rating for each NEO of 110%. The most important fact impacting the Committee’s determination of the corporate Subjective Adjustment Factor was that noninterest expense had been driven down more than 5% below budget. “Target” efficiency required expenses to fall 3% below budget, which (a year earlier) had been considered a fairly aggressive goal. Another key factor was quality of earnings: despite interest rate reductions during the year that put downward pressure on net interest income and traditionally would have dampened deposit growth, loan and deposit growth in 2019 were excellent, achieving strong revenue growth without significant credit quality deterioration.

Lastly, the Committee credited management with achieving these results consistently during the year despite, in the fourth quarter, having to devote substantial attention and resources to negotiating and planning for the IBKC merger that is expected to close in 2020.

The Committee gave Mr. Jordan a 108% individual rating for 2019. The Committee credited Mr. Jordan with leading the excellent corporate efficiency results, loan growth, and deposit growth mentioned above, as well as the excellent fixed income results mentioned in the next section of this proxy statement. For two other NEO bonuses, the Committee made individual and rounding adjustments resulting in 104% ratings.

MIP Bonus for FHN Financial Executive

Mr. Kisber is the president of our fixed income business unit (FHN Financial). His bonus for 2019 was earned under the MIP, but was driven by the overall incentive pool created under the FHN Financial Incentive Compensation Plan to provide a compensation opportunity consistent with that of competitors in that industry. The incentive pool generally is funded as a specified percentage of divisional net profits, as defined, plus an additional percentage if net profits exceed a specified return on expense.

The basic structure of Mr. Kisber’s pay package has not changed in many years. His compensation

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elements for any given year are paid or granted during that year and the next.

Mr. Kisber’s package is a variable percentage of the incentive pool, subject to possible reduction approved by the Committee, and subject to a $6 million overall cap on the package. Specifically, his percentage of the pool is calculated based on divisional return on equity (ROE): ROE below 10% results in Mr. Kisber earning 9% of the pool, ROE from 10% to 15% results in 12% of the pool, and ROE above 15% results in Mr. Kisber earning 15% of the pool.

Early in 2020, the fixed income pool for 2019 was to be calculated, and the Committee was to determine Mr. Kisber’s final percentage and dollar amount. That final dollar amount was to be allocated and paid, until the final amount was exhausted, in the following order:

•	Salary, paid during 2019: the first $0.6 million

•	Cash MIP bonus, to be paid in 2020: the next $2.5 million

•	Regular annual stock awards, to be granted in 2020: the next $1.9 million

•	Special MIP-driven RSUs (18-month vesting period, settled in cash), to be granted in 2020: the last $1.0 million.

The first $0.5 million of regular annual stock awards were to be granted as RSUs, and any remainder (up to $1.4 million) were to be granted 60% in PSUs and 40% in stock options. The Committee retained the discretion under the MIP to reduce any calculated bonus amount for Mr. Kisber, but made no reduction for 2019.

Mr. Kisber’s 2018 package and FHN Financial’s performance resulted in no grant to him of regular stock awards during 2019, for 2018. However, in early 2019, based in part on input from Mr. Kisber and Mr. Jordan, the Committee converted

Mr. Kisber’s 2018 earned MIP cash bonus into an award of 2019 executive PSUs on standard terms. The conversion was done in the same manner, using the same valuation method, as the regular annual awards for other executives (see “Valuation of Stock Awards” beginning on page 60). The performance period for those PSUs is 2019-2021.

Mr. Kisber’s 2019 package resulted in total pay of $5,837,000, slightly less than the $6 million cap. That earned package consisted of: $600,000 of salary; $2,500,000 of MIP cash bonus; $1,900,000 of regular stock award grants during 2020, for 2019, consisting of $500,000 of RSUs, $560,000 of stock options, and $840,000 of PSUs (at target); and $837,000 of MIP-driven RSUs that will settle in cash at vesting. FHN Financial’s business is highly cyclical, benefiting the most from high volatility in the fixed income markets and falling interest rates. The cycle was “down” in 2017 and 2018, with low volatility and rising rates, but improved significantly in 2019. The fixed income segment’s contribution to our net income in 2019 was $52 million, substantially higher than the $9 million contributed in 2018.

In the chart which follows, Mr. Kisber’s potential total direct compensation package for each of the years 2016 through 2019 (far left column) is compared to his actual compensation earned for each of those years, without regard to which year payment or grant occurred. All dollar values of awards are measured at grant using values assigned by the Committee, as discussed in the “Stock Awards” section beginning on page 66. PSU values granted are shown at 100% of target using our stock value at grant; actual vesting of PSUs will depend upon company performance relative to applicable PSU performance goals, and actual value per unit vested will depend on our future stock price.

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Mr. Kisber Potential vs Actual Pay Package 2016-2019

($ in thousands)

* Mr. Kisber’s actual MIP cash bonus earned for 2018 was converted into 2019 PSUs.

Stock Awards

Overview

In 2019, the annual stock award mix for Mr. Jordan was 60% PSUs, with RSUs and options comprising 20% each. The mix for all other NEOs except Mr. Kisber was 50% PSUs, with RSUs and options comprising 25% each. The Committee believes that these mixes provide an appropriate balance between performance and retention.

The dollar amounts and mix of awards granted in 2019 to the NEOs is illustrated in the following table. Dollar amounts are shown using values assigned by the Committee. PSU values are shown at target levels. Further information about each award type is provided in the remainder of this discussion.

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2019 Annual Stock Award Grant Mix

($ in thousands)

*	Mr. Kisber’s “potential” column illustrates the maximum potential for annual stock award grants in early 2020 based on 2019 performance, excluding the potential for a special type of RSUs which are treated as part of his MIP bonus. Mr. Kisber’s “actual” column shows that he earned the maximum possible amount of regular stock awards, granted early in 2020, based on the 2019 performance of his FHN Financial business unit. See “MIP Bonus—MIP Bonus for FHN Financial Executive” above, and “Stock Awards—Fixed Income Award Practices” and “2019 Grants of Plan-Based Awards” below, for additional information.

Restricted Stock Units (RSUs)

Regular RSUs granted to NEOs vest in March three years after grant if the NEO remains employed with the company through the vesting date. They are settled in shares. Dividends accrue during the vesting period and are paid in cash at vesting.

Stock Options

NEO stock option awards in 2019 vest in equal installments in March of the first four years following grant if the NEO remains employed with the company through the vesting dates. There is no accrual of cash dividends on options. Each option has a seven-year term and is priced at market at the time of grant. Options will achieve value only to the extent market value on the exercise date exceeds the option price fixed on the grant date.

A stock option provides a retention incentive over its vesting period directly linked to our stock price growth. Options inherently align compensation with the interests of shareholders.

Performance Stock Units (PSUs)

2019 PSUs

Consistent with competitive practice, the Committee makes annual grants of performance equity awards, each with a three-year performance period. The financial goals established at the beginning of each performance period are company-wide in focus and are uniform for all executives. Grants are made annually, so financial results in any given year can affect three outstanding awards. The Committee sets performance goals each year based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.

Payout of 2019 PSUs will be based on achievement of two goals as shown in the following chart. Adjusted ROTCE of our core business segments, averaged over the three-year period 2019-21, will be ranked against the average ROTCE results of those banks that comprise the

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COMPENSATION DISCUSSION AND ANALYSIS

KBW Regional Bank Index (ticker symbol KRX). The ROTCE outcome will be modified by our TSR performance, ranked against the same peers. Peer banks that fall out of the Index after grant for certain specific reasons (including merger and certain types of de-listing) will not be included in the final peer calculation.

Both rankings will follow our traditional practice: top-quartile results in maximum payout, bottom-quartile results in zero (ROTCE) or minimum (TSR) payout, and for the middle quartiles the percentages are interpolated. The ROTCE percentage (of target) will range from 50% to 150%, the TSR percentage will range from 75% to 125%, and the final payout calculation will multiply the two with equal weighting. The ROTCE percentage will be zero if ROTCE performance falls below the 50% threshold; the TSR percentage cannot fall below 75%. Dividends accrue until payment but are paid only to the extent the underlying units vest. Performance will be determined in 2022, but payment will be deferred until 2024.

If the TSR percentage outcome is similar to the ROTCE outcome, the TSR adjustment will amplify the degree to which the overall payout percentage deviates from target. For example, if both percentages are 109%, the overall payout will be 119%; if both percentages are 85%, the overall payout will be 72%. On the other hand, if one measure is above target and the other is below, the TSR adjustment will moderate the degree to which the overall payout will deviate from target.

Only whole-year ROTCE results count in the rankings. The adjustments to our ROTCE are the same as the required adjustments associated with the 2019 MIP bonus opportunity, discussed above under “Ordinary MIP Bonus” starting on page •. The required adjustments are similar to, but not the same as, the notable item adjustments presented in Appendix A.

The KRX banks currently are 50 regional banks, a wider range of institutions than those in our Peer

Bank group used for other purposes. For PSU awards, the Committee believes that an independently-selected basket of competitors like the KRX banks provides a larger, more stable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure should provide a better reflection of our results versus competitors. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events that will unfold over a three-year time horizon and cannot be predicted in advance.

Most Recent PSU Performance

Before 2019, PSU performance was measured based on our ROE performance ranked against KRX peers, without a TSR adjustment. Peer ROE data for a given year is not fully available until the following March. The most recent PSUs with final performance determined were granted in February 2016 with a 2016-18 performance period, vesting in May 2019. Our adjusted ROE over those three performance years ranked in the top half of the KRX peers. The following table shows the payout of the 2016 PSUs in relation to our TSR (base=100%) from grant to vesting, and stock prices on those dates.

2016 PSU Statistics
PSU Payout (% of Target)	104%
TSR over PSU Lifetime	132%
FHN Stock Price at Grant	$11.62/shr
FHN Stock Price at Vesting	$14.20/shr

Fixed Income Award Practices

The overall amount of annual stock awards granted to Mr. Kisber, the head of our fixed income business, is impacted by the previous year’s results. See “MIP Bonus—MIP Bonus for FHN Financial Executive” starting on page 64 above.

2016 CEO Retention Award

In February 2016 the Committee approved a special retention award for our CEO. The award consists of 155,238 seven-year stock units and 411,747 late-vesting stock options.

The units have a 7-year service vesting and financial performance period. The units’ performance goal is met if the TSR value of a share of our stock during the seven-year period is at least $11.63/share, which is slightly higher than market value on the grant date.

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COMPENSATION DISCUSSION AND ANALYSIS

The stock options were granted at-market with service vesting in 2020, 2021, and 2022, or four, five, and six years after grant. The options expire in 2023, seven years after grant.

The Committee wanted this award to have substantial retention value as well as a strong linkage to shareholder value. The entire award continues to be at-risk for the market performance of our common stock during its seven-year duration. In making this award the Committee wanted to close a gap it perceived in the competitiveness of Mr. Jordan’s target compensation and the retention value of his outstanding awards. The Committee believes that Mr. Jordan’s leadership and experience have been critical to our company’s recent successes and will remain crucial in the years to come.

Deferral, Retirement, and Other Benefits

Benefits other than Change in Control

We provide retirement and other post-employment benefits that we believe are customary in our industry. We provide them to remain competitive in retaining and recruiting talent. The table below summarizes the major types of benefits provided to

NEOs. Many of these benefits are broad-based, available to most or all full-time employees, and many others are available generally to employees whose compensation levels exceed certain thresholds, regardless of officer status.

Deferral, Retirement, and Other Benefits Summary

Benefit	Type	Benefit Provided	Further Information

Savings Plan (broad-based)	Tax-qualified defined contribution (retirement savings)	Participants may defer a portion of salary into a fully funded tax-advantaged savings account, up to IRS dollar limits. We provide a 100% match on the first 6% of salary deferred.	Match amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 73, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2019” on page 75 and its explanatory notes.
Savings Restoration Plan	Non-qualified deferral	Provides a restorative benefit to savings plan participants whose compensation exceeds IRS limits, as if the savings plan were not subject to those limits.	Restoration match amounts for the NEOs are included with savings plan match amounts; see the row above. Match amount and withdrawal information is provided under “Non-Qualified Deferred Compensation Plans” beginning on page 82.
Deferred Compensation Plan	Non-qualified deferral	Participants may defer payment of a portion of salary, bonus, and other cash compensation. Taxation is deferred until paid. There is no company match. The plan pays at-market returns indexed to the performance of certain mutual funds selected by the participant. We hedge this obligation by purchasing those funds.	Deferral and withdrawal information for the NEOs, along with other plan information, is provided under “Non-Qualified Deferred Compensation Plans” beginning on page 82.

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COMPENSATION DISCUSSION AND ANALYSIS

Benefit	Type	Benefit Provided	Further Information
Pension Plan (broad-based)	Tax-qualified defined benefit (retirement)	Participants earned a defined retirement benefit dependent mainly on salary level (up to IRS limits) and tenure. The plan was closed to new hires after August 31, 2007; the benefit was frozen at year-end 2012.	Pension benefit information for the NEOs, along with other plan information, is provided under “Pension Plans” beginning on page 81. Any change in pension value for the NEOs is included in column (h) of the Summary Compensation Table on page 73 and the related notes on page 74.
Pension Restoration Plan	Non-qualified defined benefit (retirement)	Provides a restorative benefit to pension plan participants. The two plans work together as if the IRS limits did not exist.	Restoration benefits and value changes are included with those of the pension plan; see the row above.
Health & Welfare programs (broad-based)	Cafeteria benefit program	Employees may elect annually to participate in several programs such as health and dental insurance, vision, dependent care, etc. We provide an allowance for this purpose based on salary, tenure, and certain wellness incentives, subject to IRS limits. A participant may elect to use any leftover allowance for the savings plan.	The amounts of these broad-based benefits for the NEOs are not reported in other tables or charts of this proxy statement, except that any savings plan contributions made by the company are reported as part of the match amounts. See the “Savings Plan” row above.
Survivor Benefit Plan	Death benefit	Provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary if death occurs following departure due to disability or retirement. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 73, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2019” on page 75 and its explanatory notes.
Executive disability program	Disability benefit	The executive benefit cap is $25,000 per month. An executive may elect to purchase, with personal funds, an additional disability benefit of up to $5,000 per month. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 73, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2019” on page 75 and its explanatory notes.

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Benefit	Type	Benefit Provided	Further Information
Other Perquisites	Misc.	We provide a limited range of other executive perquisites that are customary in our industry, including financial counseling, an executive charitable gift match program, limited usage of corporate aircraft (spousal attendance at business events), and executive wellness.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 73, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2019” on page 75 and its explanatory notes.

Change in Control (CIC) Benefits

The financial services industry experiences periods of significant consolidation separated by periods of modest activity. Merger activity abated substantially following the last recession, but (excluding the four largest U.S. banks) resumed several years ago. Although this industry pattern has created substantial business opportunities for us and others, it has also created substantial personal uncertainties for employees. Our CIC severance agreements and CIC plan features were put in place a number of years ago in response to these uncertainties.

We have CIC severance agreements with each NEO. These are not employment agreements. They provide significant benefits if employment is terminated in connection with a CIC event, but otherwise provide no employment protection. Additional information about these contracts is provided under the caption “CIC Severance Agreements” in the “Change in Control” section beginning on page 85 of this proxy statement.

The primary objectives of our CIC severance agreements are to allow us to compete for executive talent during normal times, mitigating the personal risk that a CIC would present. If a CIC situation arises, the agreements also provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.

Even though we will be the surviving company, the IBKC merger is a CIC transaction under our executive CIC severance agreements. For those executives who will lose their positions or experience a significant change in position, the CIC severance agreements will operate as intended. As mentioned above, Mr. Jordan and certain other NEOs signed letter agreements with us waiving their right to treat the IBKC transaction, and their related position changes, as benefit triggers under their CIC severance agreements. Additional information about the letter agreements is provided under the captions “NEO Compensation Changes After the IBKC Merger” and “Letter Agreements related to IBKC Merger” beginning on pages 51 and 85 of this proxy statement.

Under many of our programs a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where robust periods of consolidation occur. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event occurs resulting in termination of employment.

Compensation Committee Report

The Compensation Committee Report is located on page 27 of this proxy statement under the caption “The Compensation Committee.”

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Recent Compensation

This Recent Compensation section provides detailed information about the compensation paid to our named executive officers in 2019. This section should be read in conjunction with the immediately preceding Compensation Discussion and Analysis section.

2019 Direct Compensation Earned

A comprehensive Summary Compensation Table, along with detailed footnotes and commentary, is presented in the next several sections. To provide context for that information, the following chart shows direct compensation amounts earned in 2019 by our named executive officers. The 2019 MIP bonus (which was paid early in 2020) is included. Direct compensation components include salary, bonus earned in relation to 2019, and stock awards vested during 2019. For this purpose, amounts are considered “earned” if they were paid or deferred on a fully-vested basis. All amounts are shown before reduction for withholding taxes and other payroll deductions.

2019 Direct Compensation Earned

($ in millions)

Key details regarding the segments in this chart follow:

•	MIP Bonus. Each annual bonus award under the MIP for 2019 was paid early in 2020.

•	Stock Awards Vested. Awards vested in 2019 consisted of PSUs, restricted stock shares (RS),

RSUs, and stock options. Values are based on the market price of our stock on the vesting date. Stock options are valued based on the “spread” at vesting, which is the difference between market price at that time and the option price; any negative spreads at vesting are ignored.

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Summary Compensation & Award Grant Tables

Summary Compensation Table

The amounts shown in the Summary Compensation Table include all compensation earned for 2019, including amounts deferred by those persons, for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the past two years are also included. Additional compensation information is provided in the remainder of this section. No named executive officer who served as a director was separately compensated as a director.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus* ($)	Stock Awards** ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value & NonQualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
D.B. Jordan	2019	$900,000	—	$1,800,000	$314,360	$1,500,000	$921,334	$115,350	$5,551,044
Chairman, President,	2018	896,827	—	1,687,490	468,249	1,171,800	—	120,931	4,345,297
& CEO	2017	875,000	$5,500,000	1,640,822	520,273	1,225,000	479,791	92,879	10,333,765
W.C. Losch EVP & CFO	2019	$500,000	—	$1,721,059	$122,252	$575,000	$—	$70,461	$2,988,772
	2018	496,827	—	524,983	145,677	450,000	—	70,408	1,687,894
	2017	475,000	—	498,769	158,164	525,000	—	43,885	1,700,818
M.E. Kisber	2019	$600,000	—	$700,000	$—	$2,500,000	$195,426	$49,583	$4,045,018
President—	2018	600,000	—	—	—	700,000	—	49,632	1,349,632
FHN Financial	2017	600,000	—	954,879	288,449	2,099,000	121,354	49,632	4,113,314
D.T. Popwell	2019	$550,000	—	$1,917,103	$134,475	$630,000	$157,899	$90,804	$3,480,281
President—	2018	543,654	—	577,477	160,244	500,000	—	89,815	1,871,190
Banking	2017	500,000	—	525,026	166,484	575,000	86,332	62,223	1,915,065
S.L. Springfield EVP & Chief Credit Officer	2019	$400,000	—	$1,163,242	$78,588	$396,000	$160,372	$71,108	$2,269,310

*	In October 2017, Mr. Jordan received a special cash bonus in recognition of outstanding performance over the previous six years.
**	Mr. Kisber’s column (e) stock awards for 2019 consisted entirely of PSUs granted to him in lieu of his earned cash bonus for 2018. Both that cash bonus (2018) and the PSUs (2019) are shown in the table, even though the latter was substituted for the former. In November 2019, Messrs. Losch and Popwell and Ms. Springfield received “closing incentive” awards of restricted stock that will forfeit if the merger with IBKC fails to close. The column (e) amounts associated with those special IBKC RS awards are $1,249,985, $1,399,996, and $862,989, respectively.

Explanations of certain columns follow:

Col (c) Salary. Annual cash salary is shown.

Col (d) Bonus. Column (g) shows the annual MIP bonus awards earned. Mr. Jordan was paid a discretionary special bonus in October 2017 to recognize outstanding performance over the previous six years.

Cols (e)-(f) Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting method applicable to our financial statements. The accounting valuation method makes assumptions about growth and volatility of our stock value, expected duration in the case of options, vesting, forfeiture, future company performance, and other matters. A discussion of those assumptions appears in note 19 to our 2019 annual report to shareholders. Actual future events may be substantially inconsistent with the assumptions. Accordingly, the actual values realized by an award holder are likely to differ substantially from these accounting values.

Col (e) Stock Awards. Column (e) includes the accounting values of RSU, PSU, retention RS, and IBKC RS awards granted during each year. These do not represent amounts paid or earned; they are the values attributed to awards under applicable

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accounting rules. As noted under the table, the IBKC RS awards were granted when we signed a merger agreement with IBKC and will forfeit entirely if that merger fails to close. For additional information, see “2019’s Strategic Transactions Will Drive Our Future” beginning on page 50.

Col (e) Regular PSUs. PSUs are performance based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e) and may be zero. PSUs also have a service-vesting requirement, and a mandatory two year deferral period after vesting. Generally, PSU performance depends upon our adjusted core-segment ROE ranking relative to certain peer banks during the performance period. The 2019 PSUs also have a total shareholder return (TSR) modifier, also measured against peers. Each year, a percentage of PSUs (37.5% to 187.5%) will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. PSUs settle with shares rather than cash. In column (e) PSU amounts are shown at their original accounting values assigned at grant. Those accounting values are less than the possible payouts if all performance conditions are maximally achieved. The following table provides a summary of the maximum payouts of the PSU awards for each named executive, based on our stock values on the respective grant dates. For the CEO, the weighting of PSUs in 2019 increased from 50% of total equity awards to 60%, with RSUs falling from 25% to 20%. For the other NEOs except Mr. Kisber, starting in 2018 the weighting of PSUs doubled to 50% of total equity awards, and the weighting of RSUs halved to 25%.

Maximum Dollar Values* of PSUs

(Based on Share Price at Grant Date)

Name	2017	2018	2019
Mr. Jordan	$1,640,956	$1,687,495	$2,025,030
Mr. Losch	249,427	524,991	524,997
Mr. Kisber	682,322	—	1,050,023
Mr. Popwell	262,554	577,492	577,512
Ms. Springfield	154,705	329,997	337,493

*	Maximum dollar values = 150% of target unit levels for 2017 & 2018 PSUs, using grant date fair value. Maximum dollar value of 2019 PSUs = 187.5% of target. Actual maximum values will depend upon our actual stock price when paid.

Col (e) Regular RSUs. The annual equity award package includes RSUs which vest in three years and settle in shares.

Col (e)-(f) Retention Awards. On occasion special retention awards are made to selected individuals. No retention awards were granted to the NEOs in 2017-19.

Col (f) Stock Options. Column (f) includes the accounting values of stock options granted.

Col (g) Annual MIP Bonus Awards. This column shows the annual bonus earned for each year under our MIP. For all three years, MIP bonuses (except for Mr. Kisber) were based upon achievement in the following areas: pre-set levels of adjusted annual pre-tax earnings; execution of personal plan goals; individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures. Mr. Kisber’s bonuses were based on the net profits of our FHN Financial division, of which he is the President and, for 2018 and 2019, on divisional return on equity. FHN Financial net profits and ROE each year also drove stock awards granted to Mr. Kisber the following year. For his 2018 MIP bonus, the entire cash amount earned ($700,000) was converted into an award of 2019 PSUs using standard executive terms and conditions (service and performance requirements), and using the standard valuation method (the risk of forfeiture is ignored).

Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit pension actuarial values, which are the aggregate increase during the year in actuarial value of both pension plans (qualified and restoration). Our pension plans were closed to new employees in 2007; Mr. Losch does not participate. Pension benefits were frozen in 2012. Incremental changes in actuarial pension values occur after 2012 mainly due to changes in discount rates used, changes in mortality tables, and changes to life expectancy due to the passage of time. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

Col (i) All Other. Elements of “All Other Compensation” for 2019 consist of the following:

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All Other Compensation (Col (i)) for 2019

(i)(a)	(i)(b)	(i)(c)	(i)(d)
Name	Perquisites & Other Personal Benefits $	401(k) Match $	Life Insur. Prems. $	Total Col (i) $
Mr. Jordan	52,554	54,000	8,796	115,350
Mr. Losch	34,559	30,000	5,903	70,461
Mr. Kisber	6,120	36,000	7,463	49,583
Mr. Popwell	51,121	33,000	6,683	90,804
Ms. Springfield	42,765	24,000	4,343	71,108

Explanations of certain columns in the Col (i) table follow:

Col (i)(b) “Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars, Financial Counseling, Disability Insurance, Charitable Match, and Aircraft Usage. Benefits are valued at the incremental cost to us. “Flexible Dollars” represents our contribution to our broad-based benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability

Insurance” represents insurance premiums with respect to our disability program. “Charitable Match” includes gifts made by First Horizon Foundation to match qualifying gifts made by an executive under our executive gift match program. “Aircraft Usage” represents imputed income to the executives when spouses accompany them on business trips using non-commercial aircraft. This column also includes imputed taxable income from our company-wide wellness program, and (for Mr. Jordan) the cost of participating in the Mayo Clinic Executive Health Program. The Board of Directors requires Mr. Jordan to participate in the Mayo program.

Col (i)(c) “401(k) Match” represents our matching contribution to our 401(k) savings plan and to the related savings restoration plan. Any flexible benefits plan contributions to the savings plan are included in column (i)(b).

Col(i)(d) “Life Insurance Premiums” represents supplemental life insurance premiums. Under our survivor benefits plan a benefit of 2.5 times annual base salary is paid upon the participant’s death prior to retirement, or one times final salary upon death after retirement.

2019 Grants of Plan-Based Awards

The following table provides information about the MIP bonus opportunity established for, and the grants of PSUs, stock options, RSUs, retention awards, and “closing incentive” awards during, 2019. In this table the MIP bonus opportunity is considered a “Non-Equity Incentive Plan Award,” PSUs are considered to be “Equity Incentive Plan

Awards,” while RSUs and restricted stock awards are considered to be “All Other Stock Awards.” In the table each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is $0.

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Awards Granted in 2019

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)	Awards ($)
Mr. Jordan	MIP	2-11	$630,000	$1,260,000	$1,890,000							NA
	Opt	2-11								116,655	$15.43	$314,360
	PSU	2-11				47,610	95,219	142,829				1,350,205
	RSU	2-11							29,163			449,985
Mr. Losch	MIP	2-11	$250,000	$500,000	$750,000							NA
	Opt	2-11								45,366	$15.43	$122,252
	PSU	2-11				12,343	22,686	37,029				350,047
	RSU	2-11							11,341			174,992
	RS-IBKC	11-25							74,060			1,196,069
Mr. Kisber	MIP	2-11	NA	NA	$3,500,000							NA
	Opt											$—
	PSU											—
	RSU											—
	PSU-MIP	2-11				18,514	49,373	92,574				NA
Mr. Popwell	MIP	2-11	$275,000	$550,000	$825,000							NA
	Opt	2-11								49,902	$15.43	$134,475
	PSU	2-11				13,578	27,155	40,733				385,058
	RSU	2-11							12,475			192,489
	RS-IBKC	11-25							82,948			1,339,610
Ms. Springfield	MIP	2-11	$180,000	$360,000	$540,000							NA
	Opt	2-11								29,163	$15.43	$78,588
	PSU	2-11				7,935	15,869	23,804				225,022
	RSU	2-11							7,290			112,485
	RS-IBKC	11-25							51,131			825,766

Explanations of certain columns follow:

Col (b). An award is effective for legal and accounting purposes on its grant date. For each award shown, the Compensation Committee took final action to grant each award on that date.

Cols (c)-(e) MIP Bonus Opportunities. The Committee established performance criteria and set target amounts early in 2019 for MIP bonus opportunities. Details about the opportunities, their goals, and their limitations are discussed in “Annual MIP Bonus” beginning on page 61.

Mr. Kisber’s 2019 compensation package, including annual MIP bonus, was based on a percentage of net profits generated by the FHN Financial fixed income division, without any threshold or target levels. The Compensation Committee established an overall maximum of $6 million for Mr. Kisber’s 2019 package, payable in this order if earned: first, $600,000 of salary; second, $2.5 million of MIP cash bonus; third, $1.9 million of regular annual stock awards (RSUs, PSUs, and options) to be granted in 2020; and fourth, $1 million in cash-paid MIP-driven RSUs, also to be granted in 2020. His MIP bonus opportunity was, therefore, $3.5 million. In 2018, FHN Financial’s performance was sufficient to result in a cash bonus of $700,000 under the MIP and no stock awards. Mr. Kisber’s entire earned MIP bonus for 2018 was converted into a grant of standard 2019 PSUs, which are denoted in the table as “PSU-MIP.”

The information in columns (c)-(e) shows 2019 MIP bonus opportunities. Information concerning MIP bonuses actually earned for 2019 is shown in column (g) of the Summary Compensation Table and under the caption “Annual MIP Bonus” beginning on pages 73 and 61, respectively.

Cols (f)-(h) Stock Incentives. The performance requirements for the 2019 PSU awards are discussed in the notes for column (e) of the Summary Compensation Table above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 37.5% (col (f)) to 100% (col (g)) to 187.5% (col (h)) of target levels. See “Performance Stock Units” beginning on page 67 for additional information. The 2019 PSUs will vest on May 12, 2022 if threshold performance is achieved, but payment will be deferred for two years.

Col (i) Other Stock Awards. Column (i) includes RSUs granted in 2019 along with “closing incentive” restricted stock awards granted in connection with the IBKC merger. The closing incentive awards will forfeit if the merger fails to close.

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Cols (j)-(k) Stock Options. Column (j) shows the number of shares granted under options to the named executives in 2019, and column (k) shows the exercise price per share of those options. The exercise price was the market price of our stock on the grant date. For additional information regarding option awards, see the discussion of column (f) of the Summary Compensation Table beginning on page 73 of this proxy statement.

Col (l) Grant date fair values. Column (l) reflects the accounting value of the awards shown in columns (g), (i) and (j). Our stock price on the grant date, February 11, 2019, was $15.43 per share. For stock options, the grant date fair value is based on the Black Scholes value on the grant date, which was $2.6948 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table on page 74.

Supplemental Disclosures for Summary Compensation and Grant Tables

For information about the rationale behind, sizing of, and other aspects of the major compensation elements, see “Overview of Direct Compensation Components,” “Relative Sizing & Mix,” and “Salary” beginning on pages 55, 59, and 61, respectively.

The vesting and expiration schedules of equity-based awards granted in 2019 are as follows:

•	Regular stock options vest in equal parts on March 2 of the first four years after grant, and expire on March 2 seven years after grant.

•	PSUs vest on May 12 three years after grant if goals are achieved at the 37.5% payout level or greater.

•	RSUs vest on March 2 three years after grant.

Vesting information related to all equity awards held by the named executives at year-end appears under the heading “Outstanding Equity Awards at Fiscal Year-End” beginning on page •, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or pro-rated in the cases of death, disability, retirement, and qualifying termination after a change in control. For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated. Additional information concerning the acceleration features of awards is set forth under the caption “Change in Control (CIC) Arrangements” on page 84.

Dividends or dividend equivalents accrue at normal declared rates on stock awards other than options. Accrued dividends and equivalents are paid at vesting, or forfeit if the award is forfeited.

The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. A supplemental feature allows the holder to elect withholding at the maximum tax rate instead. Options have no mandatory or supplemental tax feature. Under our Equity Compensation Plan we do not re-use, in new grants, shares withheld to cover taxes.

The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. The 2019 PSUs have a mandatory two-year payment deferral after vesting.

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RECENT COMPENSATION

Outstanding Stock Awards at Fiscal Year-End

The following table provides information about stock options, all types of restricted stock and stock units, and all performance stock awards

(at target levels) held at December 31, 2019 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2019

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mr. Jordan	185,434	—	—	$10.82	2/12/2020
	119,456	—	—	11.77	2/12/2021
	106,880	—	—	14.28	3/2/2022
	141,189	47,064	—	11.62	3/2/2023
	—	411,747	—	11.62	3/2/2023
	55,435	55,436		19.73	3/2/2024
	30,096	90,289		18.69	3/2/2025
	—	116,655		15.43	3/2/2026
						86,976	$1,440,323	384,550	$6,368,148
Mr. Losch	45,136	—	—	11.77	2/12/2021
	41,666	—	—	14.28	3/2/2022
	42,921	14,307	—	11.62	3/2/2023
	16,852	16,853	—	19.73	3/2/2024
	9,363	28,090	—	18.69	3/2/2025
	—	45,366	—	15.43	3/2/2026
						122,680	$2,031,581	56,206	$930,771
Mr. Kisber	8,513	—	—	23.49	7/2/2021
	30,734	30,735	—	19.73	3/2/2024
						25,342	$419,664	76,021	$1,258,908
Mr. Popwell	47,790	—	—	11.77	2/12/2021
	44,117	—	—	14.28	3/2/2022
	45,180	15,060	—	11.62	3/2/2023
	17,739	17,739	—	19.73	3/2/2024
	10,299	30,899	—	18.69	3/2/2025
	—	49,902	—	15.43	3/2/2026
						137,466	$2,276,437	61,366	$1,016,221
Ms. Springfield	28,037	—	—	11.77	2/12/2021
	25,420	—	—	14.28	3/2/2022
	28,076	9,359	—	11.62	3/2/2023
	10,453	10,454	—	19.73	3/2/2024
	5,885	17,657	—	18.69	3/2/2025
	—	29,163	—	15.43	3/2/2026
						74,759	$1,238,009	35,601	$589,553

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RECENT COMPENSATION

Explanations of certain columns in the table follow:

Col (c) Unvested Options. Column (c) reports unvested stock options. A special retention award to the CEO in 2016 included stock options, none of which had vested by year-end. The vesting dates of options reported in column (c) are:

Stock Options Unvested at Year-End

Grant Date	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Ms. Springfield
2/11/2016	3/2/2020	47,064	14,307	—	15,060	9,359
2/11/2016	3/2/2020	137,249	—	—	—	—
(retention)	3/2/2021	137,249	—	—	—	—
	3/2/2022	137,249	—	—	—	—
2/10/2017	3/2/2020	27,718	8,426	15,367	8,870	5,227
	3/2/2021	27,718	8,427	15,368	8,870	5,227
2/8/2018	3/2/2020	30,096	9,363	—	10,299	5,885
	3/2/2021	30,096	9,363	—	10,300	5,886
	3/2/2022	30,097	9,364	—	10,300	5,886
2/11/2019	3/2/2020	29,163	11,341	—	12,476	7,291
	3/2/2021	29,164	11,341	—	12,476	7,291
	3/2/2022	29,164	11,342	—	12,475	7,291
	3/2/2023	29,164	11,342	—	12,475	7,290

Col (g) Unvested Non-Performance Shares & Units. Column (g) includes unvested RSUs and RS, specifically regular annual RSUs, special retention RS awards, and “closing incentive”

awards connected with the IBKC merger. The vesting dates of those awards are shown in the following table:

RS & RSU Awards Unvested at Year-End

Grant Date	Award Type	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Ms. Springfield
2/12/2015	Ret RS	3/2/2020	—	11,064	—	14,005	—
2/10/2017	RSU	3/2/2020	27,717	16,852	25,342	17,739	10,453
2/08/2018	RSU	3/2/2021	30,096	9,363	—	10,299	5,885
2/11/2019	RSU	3/2/2022	29,163	11,341	—	12,475	7,290
11/25/2019	IBKC RS	1st anniv. of IBKC closing	—	74,060	—	82,948	51,131

Col (i) Performance Equity Awards. Column (i) reports PSU awards, and a special retention stock unit award, granted from 2016 through 2019 which are outstanding at year-end. For three NEOs, starting in 2018 the PSU numbers increased largely because the Compensation Committee doubled the weighting of PSUs to 50% of total equity awards, and cut RSUs in half to 25%. The performance periods and target numbers of units for those awards are shown below. The performance period for the regular 2017 PSU awards has ended, but performance (relative to peers) cannot be determined until all peer companies have reported 2019 earnings.

Awards are reported in units at target levels. For the 2019 PSUs, the maximum is 187.5% of target. For the 2017 and 2018 PSUs, the maximum is 150% of target. For the special retention award in 2016 (a special incentive-retention award for the CEO), the maximum is 100%; that award pays if the total shareholder return value of a share of stock is at least $11.63 on the 7th anniversary of grant. The special award requires continuous employment with the company during the performance period.

Mr. Kisber’s 2019 PSUs were granted in lieu of his $700,000 cash bonus for 2018 under the MIP.

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Performance Equity Awards Unvested at Year-End

(Stock Units at Target Level)

Grant Date	Performance Period	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Ms. Springfield
2/11/2016*	2/2016-2/2023	155,238	—	—	—	—
2/10/2017	2017-19	64,087	9,741	26,648	10,254	6,042
2/08/2018	2018-20	70,006	21,779	—	23,957	13,690
2/11/2019	2019-21	95,219	24,686	49,373	27,155	15,869

*	Special CEO retention award in 2016 pays all-or-none rather than on a scale.

Cols (h) & (j) Values. Columns (h) and (j) reflect year-end market values ($16.56/share) of the awards reported in columns (g) and (i),

respectively, with no discount for risk of forfeiture or time delay until vesting. The values reported are not based on financial accounting methods.

Options Exercised and Stock Vested

The following table shows stock options exercised by the named officers along with other stock awards that vested during 2019. The value realized on exercise of options is the pre-tax difference between the market value on the exercise date and the (lower) option price, multiplied by the number of options exercised. Option awards have no dividend feature. The stock awards consist of regular RSUs and PSUs granted in 2016, all of which are paid in stock. The dollar values shown for the stock awards are based on market prices of our stock on the respective vesting dates plus accrued cash dividend equivalents, before withholding taxes.

Options Exercised and Stock Awards Vested During 2019

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired or Units Paid on Vesting (#)	Value Realized on Vesting ($)
Mr. Jordan	—	—	47,063	$732,300
Mr. Losch	62,846	$325,542	28,614	445,234
Mr. Kisber	115,548	490,089	30,378	472,682
Mr. Popwell	66,543	339,037	30,120	468,667
Ms. Springfield	37,264	152,410	18,717	291,237

The PSUs that vested in 2019 have not been paid. Those PSUs were granted with a mandatory two-year deferral period, and will be paid on May 12, 2021. Of the Stock Award amounts shown in the table, the portions associated with PSUs are: Jordan, 118,250 shares and $1,828,145; Losch,

18,065 shares and $279,285; Kisber, no PSUs vested in 2019; Popwell, 19,015 shares and $293,972; and Springfield, 11,817 shares and $182,691. The actual dollar values of the shares paid will depend on our stock value when deferral ends in 2021.

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POST-EMPLOYMENT COMPENSATION

Post-Employment Compensation

Overview & Common Terms

We offer programs providing benefits after retirement and for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.

Common post-employment terms include:

•	Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than disability or retirement.

•	Disability. A permanent inability to work.
•	Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.

•	Change in Control, or CIC. A corporate change in control of First Horizon as defined in the program. The definition used in active programs is discussed in “CIC Definition” on page 84.

Pension Plans

We operate two defined benefit retirement plans: a broad-based tax-qualified pension plan and an unfunded non-qualified pension restoration plan limited to employees for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit.

The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years do not increase after 2012, and changes in compensation are ignored.

Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pre-tax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.

A “normal” pension benefit provides a monthly payment to the employee for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. The reduction varies based on age at retirement. A participant may make other elections which change the benefit. Those include a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only). Married participants often choose a qualified joint and survivor annuity with a surviving spouse receiving 50 percent of the participant’s benefit.

The following table shows estimated normal retirement benefits under the pension plans as of December 31, 2019. Mr. Losch does not participate in these plans.

Pension Benefits at Year-End 2019

(a)	(b)	(c)	(d)	(e)
Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Jordan	Qualified	6 yrs	$332,496	—
	Restoration	6 yrs	998,866	—
Mr. Kisber	Qualified	20 yrs	$1,085,160	—
	Restoration	NA	NA	NA
Mr. Popwell	Qualified	6 yrs	$352,935	—
	Restoration	6 yrs	462,010	—
Ms. Springfield	Qualified	15 yrs	$606,729	—
	Restoration	NA	NA	—

Explanations of certain columns follow:

Col (c). This column shows full years of credited service, unchanged since 2012.

Col (d). Column (d) reflects the actuarial present value of each named executive’s accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to 2019 except that retirement age is assumed to be the normal retirement age of 65. Column (d) amounts were calculated by the pension plan actuary using the projected unit credit cost method. This method recognizes cost in an increasing pattern as a participant approaches retirement. The 2019 discount rates are 4.43% for the pension plan and 4.26% for the pension restoration plan and reflect

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POST-EMPLOYMENT COMPENSATION

the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the table are based are discussed in note 18 to our financial statements.

Col (e). No pension benefit amounts were paid during 2019 to any named executive officer.

Nonqualified Deferred Compensation Plans

We provide a traditional deferral plan for executives, not qualified under tax rules, which allows executives to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of the plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates.

Our qualified savings deferral plan allows an employee to make contributions of salary into a plan account, subject to limits imposed by tax laws. We provide a 100% match under the qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan.

We have adopted a nonqualified savings restoration plan for those employees, including executives, whose base salary exceeds the tax limits imposed on the qualified savings plan. The restoration plan provides a nonqualified vehicle for employees to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. The restoration plan offers many of the same investment options as the qualified plan, but our stock is not among them.

Our nonqualified plans are unfunded, meaning that no trust holds funds or investments for any of the accounts. Legally, each plan account is an unsecured debt we owe the participant. Each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.

We reduce the risk of our obligations under our nonqualified deferred compensation plans by purchasing investments designed to track the performance of the investment elections made by participants. The qualified savings plan has no such risk to us because all accounts are fully funded with the plan’s trust holding the investments selected by each participant.

Information concerning account activities and balances of the named executive officers with respect to nonqualified deferred compensation plans, including the savings restoration plan, is presented below.

In addition, our executive PSUs are subject to a mandatory two-year payment deferral. The values of the deferred units (from vestings in 2018 and 2019) are included in the table as Company contributions.

Nonqualified Deferred Compensation During 2019 and at Year-End

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Jordan	$330,150	$1,874,615	$1,033,254	—	$5,996,568
Mr. Losch	13,200	292,487	97,404	—	582,540
Mr. Kisber	19,200	19,200	143,019	—	1,486,739
Mr. Popwell	16,200	310,175	97,973	—	620,004
Ms. Springfield	7,200	189,892	67,931	—	429,378

Explanations of certain columns follow:

Col (b). Traditional nonqualified deferred compensation plan. Currently up to 80% of cash salary and 80% of annual cash bonus may be deferred in our traditional nonqualified deferred compensation plan for executives.

Col (b). Savings restoration plan. Column (b) also includes executive salary contributions to our savings restoration plan.

Col (c). Includes company matching contributions under the savings restoration plan and PSUs that vested during the year (valued at vesting). We

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POST-EMPLOYMENT COMPENSATION

make no company contributions to the traditional nonqualified deferred compensation plan.

Col (d). Earnings reflect interest for those accounts that earn interest. For accounts that hold phantom shares of stock or mutual funds, earnings reflect increases and decreases of account value throughout the year. Those amounts are netted as applicable to the individual.

Col (e). Hardship withdrawals are allowed under certain plans. In our traditional plan, an in-service distribution date may be selected when the deferral election is made.

Col (f). Certain plan accounts are denominated as numbers of shares of stock or mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.

The information above excludes our tax-qualified savings plan. For additional information concerning deferred compensation plans see “Deferral, Retirement, and Other Benefits” beginning on page 69.

Employment & Termination Arrangements

We have no traditional employment agreement with any NEO. Many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement or a change in control. We have certain other arrangements that deal primarily with retirement and change in control situations. Certain of the NEOs have signed letter agreements, in connection with our merger with IBKC, that will become effective when the merger closes. This section provides information concerning those provisions and arrangements.

Termination Unrelated to Change in Control

The table below summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section. In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge “for cause,” as defined in the applicable program, occurs within two years of payment.

Impact of Termination Events on Unpaid Compensation Items

	Resignation/Discharge	Death/Disability	Retirement	Key Facts
MIP Bonus Opportunity	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee can pro-rate or fully waive service requirement, still subject to performance conditions
PSUs	Forfeit	Pro-rated waiver of service requirement, no waiver of performance	For approved retirement, pro-rated waiver of service requirement, no waiver of performance	Committee may require covenants such as non- competes as a condition for retirement approval
Exercisable Stock Options	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Unexercisable Stock Options	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Restricted stock & RSUs	Forfeit	Pro-rated	Discretionary payment is possible, usually pro-rated if approved	Committee may accelerate vesting in normal retirement situations subject to compliance with covenants such as non-competes
Pension Plans, Qual’d Savings Plan, NQ Def’d Comp Plans	No impact	No impact	No impact	Contributions, accounts, and benefits are fully vested
Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment

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POST-EMPLOYMENT COMPENSATION

Change in Control (CIC) Arrangements

Special change in control (CIC) severance agreements are in place with each named executive officer. In addition, many of our compensation programs have special provisions that apply if we experience a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC occurs.

CIC Definition

In our plans and programs, the term “change in control” includes the following events:

•	A majority of the members of our Board of Directors changes, with certain exceptions.

•	A person or other entity becomes the beneficial owner of 20 percent or more of our outstanding voting stock, with certain exceptions.

•	Our shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC severance agreements) of the voting power resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (a two-thirds majority in the CIC severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the transaction.

•	Our shareholders’ approve a plan of complete liquidation or dissolution or a sale of substantially all of our assets. Two major plans—the Equity Compensation Plan and the Management Incentive Plan—provide that consummation of an asset sale, rather than mere approval, is a CIC event.

Summary of CIC Effects

The following table summarizes the impacts of a CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the “CIC Potential Payout” section below.

Impact of CIC on Unpaid Compensation Items

Item	Impact	Key Factors
MIP Bonus Opportunity	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rating is based on % of performance period elapsed
PSUs	Award is paid at target if employment terminates; award may be adjusted, or converted to non-performance RSUs, if employment continues.	Committee has discretion to adjust or convert awards depending on the CIC context
Exercisable Stock Options	No impact
Restricted Stock, RSUs, Unexercisable Stock Options	Accelerate if employment terminates, otherwise no impact	Awards have a double-trigger feature
Qualified Pension Plan	Limited impact	Any excess funding is allocated to all plan participants
Pension Restoration Plan	Lump sum payment	See details below
Qualified Savings Plan	No impact
Savings Restoration Plan	No impact	Any separation results in lump sum payment; CIC itself has no effect on amount or timing of payment
NQ Deferred Compensation	Limited impact	Accounts are paid into rabbi trusts, inaccessible to FHN’s successor
CIC Severance Agreements	Cash payment & other benefits if employment terminates	CIC benefits are discussed in the next section

Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event. For participants under age 55, the CIC calculation is made assuming age 55 has been reached.

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CIC Severance Agreements

We have CIC severance agreements with all of the named executives. The agreements provide a payment equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Older agreements (Mr. Jordan) provide generally for a federal excise tax gross-up; newer agreements (each other NEO) have no such provision. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements do not guarantee employment for any term or period; they only apply if loss of employment occurs following a CIC event. Each agreement can be terminated unilaterally upon three years’ prior notice.

CIC Potential Payout

The table below shows potential amounts payable to the named executive officers if a CIC occurred and employment with us terminated on December 31, 2019. The closing stock price on December 31, 2019 of $16.56 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-forfeited stock options is based solely on the spread between the option price and our actual year-end stock value; and (3) no forfeiture factors exist. Many of the amounts shown in the table accelerate the timing of payment of an amount that would have been paid eventually without increasing the amount paid. The table shows all payment amounts, whether or not increased by the CIC and termination, for the sake of completeness.

Potential Dollar Value of Payments Upon An Assumed

Termination of Employment at Year-End 2019 Related to a CIC Event

Name	Cash Severance	Pro Rata Bonus*	Stock Awards	Pension Restoration**	Savings Restoration	Health & Welfare	Other	Tax Gross-up Payments***	Total
Mr. Jordan	$6,251,800	$1,183,933	$10,834,514	$ 776,457	$ 590,373	$ 20,901	$25,000	$ 5,261,301	$24,944,279
Mr. Losch	2,888,000	462,667	3,215,895	NA	253,032	24,645	25,000	NA	6,869,239
Mr. Kisber	8,523,000	2,241,000	1,779,006	NA	613,599	26,985	25,000	NA	13,208,590
Mr. Popwell	3,140,000	496,667	3,569,700	359,324	273,167	25,815	25,000	NA	7,889,673
Ms. Springfield	2,181,800	327,267	1,976,924	NA	102,250	13,068	25,000	NA	4,626,309

*	The amounts in this column reflect the “bonus amount” defined in each CIC severance agreement discussed above.
**	Absent a CIC event, a participant in the pension restoration plan can elect, at termination of employment, to receive a lump sum payment based on the present actuarial value of the expected pension payment stream. In a CIC context, participants will receive a lump sum payment in lieu of the payment stream. If a participant terminated in relation to a CIC is under age 55 or has less than 15 years of service, the CIC lump-sum payment would be enhanced to reflect that age and those service years. The amounts in the Pension Restoration column of the table for Messrs. Jordan and Popwell and Ms. Springfield reflect an estimate of that enhancement measured at year-end. Messrs. Losch and Kisber are not participants.
***	Mr. Jordan has the right to receive an excise tax gross-up payment, an estimate of which is included in the table. For Messrs. Losch, Kisber, and Popwell and for Ms. Springfield, who have agreements after 2008, no gross-up would be paid.

Letter Agreements Related to IBKC Merger

When we signed the IBKC merger agreement last year, we also signed a letter agreement with Mr. Jordan (the “Jordan Letter Agreement”). The Jordan Letter Agreement provides that Mr. Jordan will resign as Chairman of the Board on the closing date of the IBKC merger but will continue to serve as the President and Chief Executive

Officer of our company and First Horizon Bank. Daryl G. Byrd, IBKC’s chief executive, will become our Executive Chairman. Mr. Jordan will be reappointed as Chairman after Mr. Byrd steps down. The Jordan Letter Agreement provides that Mr. Jordan waives any rights to terminate his employment for “Good Reason” under his Change

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POST-EMPLOYMENT COMPENSATION

in Control Severance Agreement as a result of these changes, so long as Mr. Jordan remains President and Chief Executive Officer and is reappointed as Chairman as provided in his Letter Agreement.

We also signed letter agreements (the “Other NEO Letter Agreements”) with three other NEOs, Messrs. Losch and Popwell and Ms. Springfield. The Other NEO Letter Agreements provide for the grant of restricted stock awards (the “Closing Incentive Awards”) in consideration for a waiver of the executive’s rights to terminate employment for “Good Reason” under the executive’s Change in Control Severance Agreement as a result of the executive’s new role after the IBKC merger and any corresponding change in duties and responsibilities. The Closing Incentive Awards (which were granted in 2019) will vest in full on the first anniversary of the closing date of the IBKC merger but will be forfeited in full if the IBKC merger does not close. Each executive’s Closing

Incentive Awards also will forfeit upon any termination of employment other than a termination by us that is not for “Cause.” The Closing Incentive Awards had grant date values (measured as of November 18, 2019) of $1,250,000 for Mr. Losch, $1,400,000 for Mr. Popwell, and $863,000 for Ms. Springfield.

All Closing Incentive Awards are subject to repayment and recovery in full if the executive materially violates certain restrictive covenants, including non-solicitation covenants, for one year following the closing date of the IBKC merger. Each executive also is subject to non-disparagement and confidentiality covenants that are not time-limited.

Additional information concerning NEO arrangements following the IBKC merger is provided under “NEO Compensation Changes After the IBKC Merger” beginning on page 51 of this proxy statement.

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DIRECTOR COMPENSATION

Director Compensation

Directors in 2019

During 2019 and at year-end we had fourteen directors:

Kenneth A. Burdick	Scott M. Niswonger
John C. Compton	Vicki R. Palmer
Wendy P. Davidson	Colin V. Reed
Mark A. Emkes	Cecelia D. Stewart
Peter M. Foss	Rajesh Subramaniam
Corydon J. Gilchrist	R. Eugene Taylor (Vice Chairman)
D. Bryan Jordan (Chairman)	Luke Yancy III

Messrs. Jordan and Taylor serve on our Board but, because they were also employees in 2019,

they were not paid for Board service. No director program discussed in this section applies to either of them for Board service in 2019. No other director was an employee of ours in 2019. For information concerning Mr. Jordan, see “Compensation Discussion & Analysis,” “Recent Compensation,” and “Post-Employment Compensation” beginning on pages 48, 72, and 81, respectively.

Mr. Taylor’s employment agreement with us, discussed later in this section, expired by its terms late in 2019. His Board service in 2020 will be as a non-employee director, and he will participate in our non-employee director compensation programs.

Non-Employee Director Compensation Programs

Non-employee director compensation falls into two categories: base retainer and additional retainers. For each director the base retainer is $150,000, paid $65,000 in cash and $85,000 in RSUs. Additional retainers are paid in cash for particular assignments, such as lead director or Audit Committee chair. The pay year for our directors starts April 1 and ends March 31, roughly synchronous with our annual meeting cycle.

Director pay is summarized in this table:

Director Compensation 2019-20

Item	Annual Amt
Base Retainer – cash portion:	$65,000
Base Retainer – RSU portion:	85,000
Additional Retainers (all cash):
Lead director	25,000
Chair – Audit	32,000
Chair – Executive & Risk	28,000
Chair – Compensation	17,500
Chair – other committees	10,000
Non-chair service – Audit	8,000
Non-chair service – Exec & Risk	8,000

RSUs are granted under our Equity Compensation Plan following election at the annual meeting. RSUs vest in the year following grant, accrue dividends while unvested, and are paid in stock. Payment is required to be deferred for two years after vesting; the dollar value at grant is discounted to reflect that deferral. Compensation is pro-rated for anyone elected to the Board after the annual meeting.

Other Non-Employee Director Programs

Non-employee directors may serve as members of our Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, subject to certain restrictions and limitations, the repurchase of shares of our common stock under a Board-approved repurchase program with no fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.

Many directors have nonqualified deferred compensation accounts that earn interest or returns indexed to the performance of certain mutual funds selected by the director.

2020 PROXY STATEMENT | 87

DIRECTOR COMPENSATION

Prior to 2006, directors could receive stock options in lieu of fees under certain deferral plans. Some of those options remain outstanding.

From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since 1995, interest continues to accrue on outstanding accounts. The rate is re-set annually. For many years, the rate has been set at 7 percentage points above a benchmark rate. For the 2019 plan year, the interest rate was 10.63% for all active participants, including Ms. Palmer. For 2020, the rate decreased to 9.66%, corresponding to a decrease in the benchmark rate. The plan continues to provide a retention tool for us since the above-market rates of return can be largely forfeited in a case of early departure from Board service.

Stock Ownership Guidelines

Our stock ownership guidelines set a stock ownership benchmark for non-employee directors of $325,000, or five times the cash portion of the base retainer. For this purpose, fully-owned shares, RSUs, and any shares held in tax-deferred plans are counted, but stock options are not counted. If the ownership guideline is satisfied, 50% of the net after-tax shares received from stock awards must be retained. If the guideline is not satisfied, 75% must be retained. The retention requirement applies during a director’s tenure on our Board, except that after age 60 directors are permitted to sell shares held at least three years to diversify in preparation for retirement. As Vice Chairman who was also an employee, Mr. Taylor’s ownership benchmark in 2019 was six times his cash salary.

Director Compensation Table

The following table shows compensation earned last year by directors other than Mr. Jordan, whether or not deferred.

Director Compensation 2019

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Mr. Burdick*	$73,000	$115,921	—	—	—	$25,000	$213,921
Mr. Compton	83,000	97,510	—	—	—	—	180,510
Ms. Davidson*	73,000	115,921	—	—	—	20,000	208,921
Mr. Emkes	97,000	97,510	—	—	—	25,000	219,510
Mr. Foss	73,000	97,510	—	—	—	5,000	175,510
Mr. Gilchrist	73,000	97,510	—	—	—	25,000	195,510
Mr. Niswonger	73,000	97,510	—	—	—	25,000	195,510
Ms. Palmer	90,500	97,510	—	—	13,081	25,000	226,091
Mr. Reed	118,000	97,510	—	—	—	25,000	240,510
Ms. Stewart	83,000	97,510	—	—	—	—	180,510
Mr. Subramaniam	67,000	97,510	—	—	—	—	164,510
Mr. Yancy	83,000	97,510	—	—	—	500	181,010
Mr. Taylor**	—	—	—	$700,000	—	768,738	1,468,738
*	Mr. Burdick and Ms. Davidson each received one-fourth of a regular RSU grant for the 2018-2019 compensation year upon election to the Board in January 2019 and also received a full-year RSU grant in April after the 2019 annual meeting.
**	As an employee during 2019, Mr. Taylor did not participate in any non-employee director program. His 2019 compensation was governed largely by his employment agreement. See “Taylor Arrangements” below.

2020 PROXY STATEMENT | 88

DIRECTOR COMPENSATION

Explanations of certain columns follow:

Col (c) Stock Awards. Includes RSUs granted to non-employee directors during calendar 2019. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. For additional information about valuation, see the note for columns (e)-(f) to the Summary Compensation Table on page 73. Additional information about outstanding awards appears under the caption “Outstanding Director Equity Awards at Year-End” below. Mr. Taylor did not receive any stock awards in 2019. See “Taylor Arrangements” below for additional information.

Col (e) Incentive Plan Compensation. Non-employee directors do not receive cash incentives. Mr. Taylor received a bonus under a management incentive plan in accordance with his employment agreement. See “Taylor Arrangements” below for additional information.

Col (f) Deferred Compensation. Amounts consist of above-market interest accrued during the year under a plan discontinued in 1995.

Col (g) All Other Compensation. For non-employee directors, amounts in this column consist of matching donations to eligible charitable organizations by First Horizon Foundation and cash attendance fees from regional board meetings. For Mr. Taylor, this column includes cash salary ($700,000) and the value of perquisites and other personal benefits $28,353 paid during 2019. See “Taylor Arrangements” below for additional information.

Taylor Arrangements

Mr. Taylor signed an employment agreement with us in anticipation of our merger with Capital Bank Financial Corp. (“CBF”), of which he was Chief Executive Officer. The agreement had a two-year term which expired November 30, 2019. His agreement provided a framework for his salary, bonus opportunity, a special stock-based award, and other employment matters during the term.

Mr. Taylor’s employment agreement provided for an annual base salary floor of $700,000 and an annual incentive payment of no less than 100% of base salary. He also is entitled to the continuation of certain welfare benefits that had been provided to him by CBF.

At the closing of the merger he received a special award of 108,303 shares of restricted stock. The award had a grant date value of $2.1 million and vested on its second anniversary.

As an employee, Mr. Taylor generally was eligible to participate in plans and programs applicable to our other employees, subject to the terms of his employment agreement.

Although Mr. Taylor’s employment ended in 2019, his Board service continues, and he has been nominated for re-election at the 2020 annual meeting. If re-elected, he will be compensated as any other non-employee director during the 2020-21 pay year.

Outstanding Director Equity Awards at Year-End

All non-employee directors receive annual RSU awards, and two hold option awards from an old deferral program, as presented in the following table. All options are vested. All other awards were unvested at year-end. Awards held by Mr. Jordan are omitted from the table; see “Outstanding Stock

Awards at Fiscal Year-End” beginning on page 78 for additional information for him. Mr. Taylor is omitted from this table because no awards of his remained outstanding at year-end 2019; see “Taylor Arrangements” above for additional information.

2020 PROXY STATEMENT | 89

DIRECTOR COMPENSATION

Outstanding Equity Awards at Year-End 2019 Held by Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
	Number of
	Securities			Number of Shares	Market Value of
	Underlying	Option		or Units of Stock	Shares or Units of
	Unexercised	Exercise	Option	Held that Have Not	Stock that Have
Name	Options(#)	Price($/sh)	Expiration Date	Vested(#)	Not Vested($)
Mr. Burdick	—	—	—	6,505	$107,723
Mr. Compton	—	—	—	6,505	$107,723
Ms. Davidson	—	—	—	6,505	$107,723
Mr. Emkes	—	—	—	6,505	$107,723
Mr. Foss	—	—	—	6,505	$107,723
Mr. Gilchrist	—	—	—	6,505	$107,723
Mr. Niswonger	—	—	—	6,505	$107,723
Ms. Palmer				6,505	$107,723
	5,226	11.85	7/3/2020
	3,518	18.85	1/2/2021
	3,107	23.49	7/2/2021
	3,093	23.91	1/2/2022
	2,764	25.34	7/1/2022
	2,709	24.36	1/2/2023
	1,121	18.28	7/1/2023
	2,028	18.24	1/2/2024
Mr. Reed	—	—	—	6,505	$107,723
Ms. Stewart	—	—	—	6,505	$107,723
Mr. Subramaniam	—	—	—	6,505	$107,723
Mr. Yancy				6,505	$107,723
	1,379	$23.91	1/2/2022
	2,921	25.34	7/1/2022
	3,202	24.36	1/2/2023
	1,011	18.28	7/1/2023
	1,535	18.24	1/2/2024

Explanations of certain columns follow:

Cols (b)/(c) Stock Options. Stock options include adjustments for stock dividends distributed 2008-2011, the cumulative compound rate of which was 20.0380%.

Col (e) RSUs. Awards held by non-employee directors are RSUs which will vest on April 2, 2020.

Col (f) RSU Values. Values reflect the year-end market price of our common stock ($16.56/share) with no discount for the risk that the award might be forfeited or for the time remaining before vesting. Values shown here are not based on financial accounting assumptions or methods.

Details concerning the awards outstanding at year-end are provided in the following table.

2020 PROXY STATEMENT | 90

DIRECTOR COMPENSATION

Details of Director Full-Value Stock Awards Outstanding at Year-End 2019

Name	Grant Date	Vesting Date	Units/Shrs Vesting (#)
Mr. Burdick	4/23/2019	4/2/2020	6,505
Mr. Compton	4/23/2019	4/2/2020	6,505
Ms. Davidson	4/23/2019	4/2/2020	6,505
Mr. Emkes	4/23/2019	4/2/2020	6,505
Mr. Foss	4/23/2019	4/2/2020	6,505
Mr. Gilchrist	4/23/2019	4/2/2020	6,505
Mr. Niswonger	4/23/2019	4/2/2020	6,505
Ms. Palmer	4/23/2019	4/2/2020	6,505
Mr. Reed	4/23/2019	4/2/2020	6,505
Ms. Stewart	4/23/2019	4/2/2020	6,505
Mr. Subramaniam	4/23/2019	4/2/2020	6,505
Mr. Yancy	4/23/2019	4/2/2020	6,505

Director Options Exercised and Stock Vested

The following table provides information about stock options exercised during 2019 by our directors as well as restricted stock and stock units that vested during 2019. Amounts in columns (c) and (e) represent the market values of shares on the exercise or vesting dates. For all but Mr.

Taylor, the stock awards in column (d) consist of RSUs that vested in 2019, but will not be settled until 2021, after a mandatory two-year deferral period. Information for Mr. Jordan also is omitted from the table; see “Options Exercised and Stock Vested” beginning on page 80 for his information.

Director Options Exercised and Stock Vested During 2019

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
			Number of Shares	Value
	Number of	Value Realized	Acquired or Units	Realized
	Shares Acquired	Upon Exercise	Paid Upon	Upon Vesting
Name	on Exercise (#)	($)	Vesting (#)	($)
Mr. Burdick	—	—	1,255	$18,034
Mr. Compton	—	—	3,936	56,560
Ms. Davidson	—	—	1,255	18,034
Mr. Emkes	—	—	3,936	56,560
Mr. Foss	—	—	3,936	56,560
Mr. Gilchrist	—	—	3,936	56,560
Mr. Niswonger	—	—	3,936	56,560
Ms. Palmer	—	—	3,936	56,560
Mr. Reed	—	—	3,936	56,560
Ms. Stewart	—	—	3,936	56,560
Mr. Subramaniam	—	—	3,936	56,560
Mr. Yancy	—	—	3,936	56,560
Mr. Taylor	—	—	108,303	1,726,350

2020 PROXY STATEMENT | 91

LEGAL MATTERS

Legal Matters

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders. The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of the exhibits to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

Other Legal disclosures

We are required to disclose a comparison of the 2019 total compensation of our CEO with that of our median-paid employee. For that purpose, we selected the median employee using total federally taxable income reported by us for 2018 to the U.S. Internal Revenue Service. The median employee was that person, employed by us at year-end 2019, whose 2018 taxable income ranked at the fiftieth percentile of all our employees other than the CEO. For this purpose, all employees included part-time and seasonal personnel as well as persons who joined us during the year. Total compensation for our CEO in 2019, calculated using the methodology reported on pages 73–75, was $5,551,044. Total compensation for our median employee for 2019, calculated using the same methodology, was $89,476. The ratio of 2019 total compensation for the CEO in relation to that for the median employee is 62 to one.

The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use any of this information in managing our company. We do not believe this information provides shareholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other in any meaningful respect.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde A. Billings, Jr.
Senior Vice President,
Assistant General Counsel and
Corporate Secretary

March 16, 2020

2020 PROXY STATEMENT | 92

APPENDIX A: RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

FHN NON-GAAP to GAAP RECONCILIATION

Unaudited

(Dollars and shares in thousand, except per share data)

Adjusted Diluted EPS		2019	2015
Net income available to common (“NIAC”) (GAAP)	a	$434,708	$79,679
Plus Tax effected notable items (Non-GAAP) (a)		$90,220	$111,431
Adjusted NIAC (Non-GAAP)	b	$524,928	$191,110
Diluted Shares (GAAP)	c	315,657	236,266
Diluted EPS (GAAP)	a/c	$1.38	$0.34
Adjusted diluted EPS (Non-GAAP)	b/c	$1.66	$0.81
Adjusted Return on Assets (“ROA”)
Net Income (“NI”) (GAAP)		$452,373	$97,313
Plus Tax effected notable items (Non-GAAP) (a)		$90,220	$111,431
Adjusted NI (Non-GAAP)		$542,593	$208,744
NI (GAAP)	d	$452,373	$97,313
Adjusted NI (Non-GAAP)	e	$542,593	$208,744
Average assets (GAAP)	f	$41,744,264	$25,635,975
ROA (GAAP)	d/f	$1.08	$0.38
Adjusted ROA (Non-GAAP)	e/f	$1.30	$0.81
Adjusted Return on Average Common Equity (“ROCE”)/Return on Average Tangible Common Equity (“ROTCE”)
NIAC (GAAP)		$434,708	$79,679
Plus Tax effected notable items (Non-GAAP) (a)		$90,220	$111,431
Adjusted NIAC (Non-GAAP)		$524,928	$191,110
NIAC (GAAP)	g	$434,708	$79,679
Adjusted NIAC (Non-GAAP)	h	$524,928	$191,110
Average Common Equity (GAAP)	i	$4,529,844	$2,190,132
Less: Average Intangible Assets (GAAP) (b)		$1,575,338	$183,127
Average Tangible Common Equity (Non-GAAP)	j	$2,954,506	$2,007,005
Plus Equity Adjustment (c)		$27,897	$75,588
Adjusted Average Tangible Common Equity (Non-GAAP)	k	$2,982,403	$2,082,593
ROCE (GAAP)	g/i	9.60%	3.64%
Adjusted ROCE (Non-GAAP)	h/i	11.59%	8.73%
ROTCE (Non-GAAP)	g/j	14.71%	3.97%
Adjusted ROTCE (Non-GAAP)	h/k	17.60%	9.18%
Adjusted Efficiency Ratio
Noninterest expense (GAAP)	l	$1,231,603	$1,053,791
Plus notable items (GAAP) (a)		$(114,259)	$(187,800)
Adjusted noninterest expense (Non-GAAP)	m	$1,117,344	$865,991
Revenue excluding securities gains/losses (GAAP)	n	$1,864,093	$1,169,667
Plus notable items (GAAP) (a)		$—	$(5,800)
Adjusted revenue excluding esecurities gains/losses (Non-GAAP)	o	$1,864,093	$1,163,867

Efficiency ratio (GAAP)	l/n	66.07%	90.09%
Adjusted efficiency ratio (Non-GAAP)	m/o	59.94%	74.41%

(a) 2019 includes $39.8 million of pre-tax restructuring-related expenses associated with efficiency initiatives, $39.0 million of pre-tax acquisition-related expenses primarily associated with the pending merger of equals with IBKC and the CBF acquisition, $21.3 million of pre-tax rebranding expenses, $11.0 million of pre-tax expense related to charitable contributions, $4.0 million of pre-tax negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares, and a net $(.9) million pre-tax expense reversal related to the settlements of litigation matters adjusted using an incremental tax rate of approximately 21 percent. 2015 includes $188.3 million related to litigation

2020 PROXY STATEMENT | A-1

APPENDIX A: RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

settlements/accruals, $(8.3) million related to an employee benefit plan amendment, $(5.8) million related to the retirement of trust preferred debt, $5.0 million related to TrustAtlantic acquisition expenses, and $2.8 million related to the impairment of a tax credit investment adjusted using an incremental tax rate of approximately 39 percent, and $3.6 million of net discrete tax benefits.

(b) Includes goodwill and other intangible assets, net of amortization.

(c) Includes the average after-tax impact of $27.9 million and $75.6 million of notable items recognized in 2019 and 2015, respectively.

2020 PROXY STATEMENT | A-2

ANNUAL MEETING

April 28, 2020

10:00 a.m. Central time

First Horizon Building

M-Level Auditorium

165 Madison Avenue

Memphis, TN 38103

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints George P. Lewis and R. Mark Glover, or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 28, 2020, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon National Corporation, to be held in the M-Level Auditorium at the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103, on April 28, 2020 at 10 a.m. Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the First Horizon Common Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon Common Stock held in the First Horizon Common Stock Fund represented by the participant’s interest therein as of the close of business on February 28, 2020 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon National Corporation to be held in the M-Level Auditorium at the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103, on April 28, 2020, at 10 a.m. Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also to give discretion to the Plan Trustee to vote on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of First Horizon Common Stock in the First Horizon Common Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone, or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.
You will need the last four digits of your Social Security or Tax ID number to vote your shares on the Internet or by phone.

INTERNET/MOBILE www.proxypush.com/fhn Use the Internet to vote your shares until 11:59 p.m. (CT) on April 23, 2020 (for Plan shares) or April 27, 2020 (for all other shares).	TELEPHONE 1-866-883-3382 Use any touch-tone telephone to vote your shares until 11:59 p.m. (CT) on April 23, 2020 (for Plan shares) or April 27, 2020 (for all other shares).	MAIL Mark, sign, and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet or by telephone, you do NOT need to mail back this card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2 and 3.

1. Election of twelve directors to serve until the 2021 Annual Meeting of Shareholders:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 Kenneth A. Burdick	☐	☐	☐	07 Vicki R. Palmer	☐	☐	☐

02 John C. Compton	☐	☐	☐	08 Colin V. Reed	☐	☐	☐

Please fold here — Do not separate.

03 Wendy P. Davidson	☐	☐	☐	09 Cecelia D. Stewart	☐	☐	☐

04 Mark A. Emkes	☐	☐	☐	10 Rajesh Subramaniam	☐	☐	☐

05 Corydon J. Gilchrist	☐	☐	☐	11 R. Eugene Taylor	☐	☐	☐

06 D. Bryan Jordan	☐	☐	☐	12 Luke Yancy III	☐	☐	☐

2. Approval of an advisory resolution to approve executive compensation	☐	Forn	☐	Againstn	☐	Abstain

3. Ratification of appointment of KPMG LLP as auditorsn	☐	Forn	☐	Againstn	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Date	, 2020

Signature(s) in Box

Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.